UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

West Marine, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Dear Fellow Stockholders:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of West Marine, Inc. to be held at our company support center, 500 Westridge Drive, Watsonville, California, on Thursday, May 19, 2011 at 10:30 a.m., Pacific Time (“Annual Meeting”).

We are pleased to be using the Securities and Exchange Commission’s “E-Proxy Rules” known as the “Notice and Access Option.” We believe the E-Proxy process will expedite your receipt of our 2011 Proxy Statement and our 2010 Annual Report on Form 10-K (collectively, “Proxy Materials”), lower our printing and delivery costs, and help reduce our impact on the environment. As a result, instead of mailing a printed copy of our Proxy Materials to each of our stockholders, we are furnishing these Proxy Materials on the Internet. Accordingly, you will receive only a one-page, double-sided notice (the “Notice”), being mailed to stockholders on April 7, 2011, regarding the Internet availability of our Proxy Materials. The Notice and Proxy Materials explain the matters indicated below to be voted on at our 2011 Annual Meeting and provide you with instructions for accessing the Proxy Materials, and for voting in person, via the Internet or by phone. This Notice also provides information on how you may obtain paper copies of our Proxy Materials free of charge, if you so choose. Please read the Notice so you will be informed about the business to come before the meeting. Your vote is important to us.

On behalf of the Board of Directors, I urge you take advantage of our Internet or telephone voting system as soon as possible, even if you plan to attend the Annual Meeting. Following are the proposals to be voted upon at the Annual Meeting:

(1)	To elect seven directors;

(2)	To amend the West Marine, Inc. Omnibus Equity Incentive Plan;

(3)	To ratify the selection of Grant Thornton LLP, independent registered public accounting firm, as the independent auditors for the fiscal year ending December 31, 2011;

(4)	To approve, on an advisory basis, the compensation of our named executive officers (as defined in the accompanying proxy statement);

(5)	To vote, on an advisory basis, for the preferred frequency of an advisory vote on the compensation of our named executive officers; and

(6)	To transact such other business as may properly come before the Annual Meeting.

Our Board of Directors recommends that you vote “FOR” each of the proposals (1) through (4) above, and with respect to proposal (5), that you vote “FOR” an annual advisory vote on the compensation of our named executive officers.

Sincerely,

/s/ Randolph K. Repass

Randolph K. Repass

Chairman of the Board

Watsonville, California

April 7, 2011

500 Westridge Drive

Watsonville, California 95076-4100

(831) 728-2700

PROXY STATEMENT

2011 Annual Meeting of Stockholders

Notice of Electronic Availability of Proxy Statement and Annual Report on Form 10-K.

As permitted by rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our annual report on Form 10-K for the year ended January 1, 2011 (collectively, “Proxy Materials”) available to our stockholders electronically via the Internet. On April 7, 2011, we mailed to our stockholders a Notice of Annual Meeting of Stockholders and Important Notice Regarding the Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access these Proxy Materials and vote over the Internet or by phone. Stockholders as of the record date for this year’s annual meeting should receive a Notice by mail and will not receive a printed copy of the Proxy Materials in the mail. If you would like to receive a printed copy of our Proxy Materials, instructions for ordering paper delivery of these Proxy Materials at no charge can be submitted via telephone, Internet or email in accordance with the instructions contained in the Notice.

Solicitation and Revocability of Proxies

Our Board of Directors (“Board” or, each member individually, a “Director”) is furnishing this Proxy Statement to solicit proxies to be used at our Annual Meeting of Stockholders to be held on May 19, 2011 (“Annual Meeting”), at the time and place and for the purposes set forth in the Notice, and at any adjournment of the meeting. The Proxy Materials were first available for our stockholders to access online at www.envisionreports.com/wmar on April 7, 2011.

Each valid proxy received in time will be voted at the Annual Meeting in accordance with the choice specified, if any. Valid proxies include all properly executed written proxy cards and all properly completed proxies voted by telephone or over the Internet pursuant to this solicitation that were not later timely revoked. All proxies received that are executed but not voted will be voted as recommended by the Board.

Any proxy duly given pursuant to this solicitation may be revoked by you in accordance with the following procedures, at any time prior to the voting of the proxy at the Annual Meeting or any adjournment thereof. A proxy may be revoked (i) by written notice delivered to the Secretary of West Marine stating that the proxy is revoked, (ii) by a later dated proxy signed by the same person who signed the earlier proxy and delivered to the Secretary of West Marine, (iii) by using the telephone or Internet voting procedures before 11:00 p.m., Pacific Time, on May 18, 2011, or (iv) if you are the record holder of your shares, by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Purposes of the Annual Meeting

Our Annual Meeting will consider the important matters outlined in the Notice. We are providing the Proxy Materials to you in connection with the solicitation of proxies by our Board. Our Board asks that you authorize your proxies to vote as the Board recommends.

Voting by Proxy

You may vote your shares in one of the following ways: (1) if you are the record holder of your shares, in person at the Annual Meeting; (2) if you request and receive your Proxy Materials by mail, you may vote by completing, signing and returning your proxy card to us in the postage-paid envelope provided with the Proxy Materials; (3) by voting electronically using a touch-tone telephone at 1-800-652-8683; or (4) by using the Internet to vote your shares at www.envisionreports.com/wmar. If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. If you choose to use the Internet or telephone to vote, you must do so by 11:00 p.m., Pacific Time, on May 18, 2011, the day before our Annual Meeting takes place.

Delaware law permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of election can determine that such proxy was authorized by the stockholder. The voting procedures available to registered stockholders for the Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

If you choose to vote by mail, you may vote by completing and signing the proxy card that you request and promptly mailing it. The shares you own will be voted according to the instructions on the proxy card you mail. If you sign and return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board. If you choose to vote by mail, your vote must be received by 10:00 a.m., Pacific Time, on May 19, 2011.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

Voting Securities

Only stockholders of record on our books as of the close of business on March 21, 2011, which has been fixed as the record date in accordance with our bylaws, will be entitled to vote at the Annual Meeting.

As of the close of business on March 21, 2011, there were outstanding 22,658,832 shares of our common stock, each share of which is entitled to one vote. The presence at the Annual Meeting in person or by proxy of holders of a majority of the issued and outstanding shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof, unless notice of the adjournment provides otherwise in accordance with our bylaws. Of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote, the affirmative vote of the majority is required for the election of each Director, to amend the West Marine, Inc. Omnibus Equity Incentive Plan (the “Equity Incentive Plan”), to ratify the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2011 (“fiscal year 2011”), and to approve, on an advisory basis, the compensation of our Named Executive Officers defined in the section entitled “Governance Principles and Practices/Ethics and Governance” on page 8 of this proxy statement. In addition, with respect to the frequency of the advisory vote on the compensation of our Named Executive Officers preferred by our stockholders, the frequency receiving the highest number of votes (among votes properly cast in person or by proxy) will be considered the frequency preferred by our stockholders. We refer to each matter subject to a vote as a “Proposal,” or collectively the “Proposals.”

If you are a beneficial owner and hold your shares in “street name” through a broker and do not return the voting instruction card, or otherwise do not instruct the broker with respect to a particular proposal, the broker or other nominee will determine if it has the discretionary authority to vote on a particular proposal. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the election of directors and the amendment of equity incentive plans. Accordingly, a broker non-vote occurs if the broker has indicated on the proxy card that it does not have discretionary authority to vote on a particular proposal.

With respect to the election of our Directors, you may vote “For” or “Withhold” your vote with respect to each nominee. For the proposals to amend our Equity Incentive Plan, to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2011, and to approve, on an advisory basis, the compensation of our Named Executive Officers, you may indicate “For,” “Against” or “Abstain.” For our proposal to vote, on an advisory basis, for the preferred frequency of an advisory vote on the compensation of our Named Executive Officers, you may vote for every “3 YRS,” “2 YRS” or “1 YR,” or “Abstain” from voting.

With respect to Proposals Nos. 1, 2, 3 and 4, an abstention will have the effect of a vote against the applicable Proposal. Similarly, if a broker indicates on the proxy that it does not have discretionary authority to vote on a particular Proposal, such broker non-votes will have the same effect as a vote against the applicable Proposal. With respect to Proposal No. 5, an abstention or broker non-vote will not have an effect on the outcome of the vote.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the election inspector appointed for the meeting, and the election inspector will determine whether or not a quorum is present. For purposes of determining the presence of a quorum, the election inspector will treat abstentions and broker non-votes as shares that are present. Additionally, the election inspector will separately count “For,” “Withhold” and broker non-votes with respect to each Director nominee, and, with respect to Proposal Nos. 2, 3 and 4, “For” and “Against” votes, abstentions and broker non-votes. With respect to Proposal No. 5, the election inspector will separately count “3 YRS,” “2 YRS” and “1 YR” frequency votes, as well as abstentions and broker non-votes.

Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the Proposals.

ELECTION OF DIRECTORS

(Proposal No. 1)

Seven Directors are to be elected at the Annual Meeting to hold office until the 2012 Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified. The persons named below are nominees for election, and each of the nominees is currently a Director. The persons named as proxies intend (unless authority is withheld) to vote for the election of all the nominees as Directors.

The Board has no reason to believe that any nominee for Director would be unable or unwilling to serve as a Director. If at the time of the Annual Meeting, or any adjournment thereof, any nominee is unable or unwilling to serve as a Director of West Marine, the persons named as proxies intend to vote for such substitute nominee as may be nominated by the Governance and Compensation Committee and approved by the Board or as otherwise directed by the Board, unless directed by the stockholder to do otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

The company requires its Directors to possess the experience and skills necessary to oversee the management of the company in the interest of the company and its stockholders. Our Board will consider for nomination candidates who: have embodied integrity and ethical conduct in their personal and professional lives; have demonstrated the exercise of good business judgment; are able and willing to devote the necessary amount of time to our affairs, including attendance at Board meetings, Board committee meetings and annual stockholder meetings; and are committed to overseeing and fostering sound, long-term growth of the company. When considering a current Director for re-nomination as a director, the Board will consider, among other factors, the attendance, preparedness, participation and candor of the individual, as well as the individual’s recent service as a Director in light of the above-mentioned criteria. Each of the nominees discussed below is an incumbent Director recommended for re-election by our Governance and Compensation Committee, and our Board believes that these current Directors meet the foregoing criteria and effectively serve the company. The description of each nominee set forth below includes biographical information, including their occupations, employment history, and directorships in certain companies, and highlights the specific experience and background of each nominee that led the Board to conclude each Director should continue to serve on the Board.

Nominees for Director	Business Experience During Past Five Years, Qualifications and Other Information

Randolph K. Repass	Mr. Repass, 67, has served as Chairman of the Board since the company’s founding in 1968. He also has served as Chief Executive Officer, from 1968 to April 1995 and from July 1998 to November 1998, and as President, from 1968 to 1990 and from August 1993 to March 1994. Mr. Repass served as a member of the board of New England Ropes, Inc. until June 30, 2007. He also has served as a director and President of Sail America, the sailing industry association, and as a director of the National Marine Manufacturers Association. Mr. Repass’ boating background includes sailboat racing and cruising on sail and power boats. Mr. Repass, as the founder of West Marine and one of its major stockholders, defines the company and its mission statement and values. He is being re-nominated as a Director because his vision, knowledge of the industry, understanding of the business and our customers needs, combined with his strategic insight, are invaluable in guiding our Board and management in realizing our mission, in balancing short and long term goals, and in enhancing value for all of our stockholders.

Geoffrey A. Eisenberg	Mr. Eisenberg, 58, has served as a Director since 1977 and was appointed our Chief Executive Officer and President in December 2007. Mr. Eisenberg also served West Marine in numerous senior executive positions from 1976 until 1994, giving him a broad perspective and an in-depth understanding of most areas of the organization. From January 1995 to December 2000, Mr. Eisenberg served as a senior consultant to West Marine. From December 2000 until December 2007, Mr. Eisenberg was a part-time, on-call employee of West Marine, available for special projects. Mr. Eisenberg served as Chief Executive Officer of Salz Leathers Inc. from December 2000 until December 2007 and, from 1997 until 2000, he served as Chief Executive Officer of Greenhorn Creek Associates, a real estate and golf development company. Prior to his appointment as West Marine’s Chief Executive Officer and President, Mr. Eisenberg was a consultant and advisor to a number of companies, specializing in chief executive officer training and professional management development. Mr. Eisenberg’s most recent directorships included serving on the board of directors of LiveOps Inc., a privately-held tele-services company, until the end of July 2008, and Logispring Investments, a supply chain venture capital investment company, until January 2010. Since that time, Mr. Eisenberg has not served on any other company boards. He currently is a member of the advisory board of a non-profit organization, the Retail Management Institute at Santa Clara University. An experienced sailor, Mr. Eisenberg has substantial experience in both local and long-distance ocean racing and cruising. Mr. Eisenberg is being re-nominated as a Director because, among his other qualifications and in addition to being our Chief Executive Officer, Mr. Eisenberg’s extensive career with West Marine and his consulting work in professional management, adds unique experience and insight into all areas of our operations, including strategic business development, expertise in the boating industry and customer service, as well as professional development. Additionally, with his demonstrated leadership skills, Mr. Eisenberg has led the restructuring efforts and strategic plan implementation for the company which has resulted in two consecutive years of profitability in a challenging environment.

Dennis F. Madsen	Mr. Madsen, 62, was appointed to our Board and as a member of our Governance and Compensation Committee in November 2010, upon the recommendation of that Committee. Mr. Madsen served as President and Chief Executive Officer from April 2000 to March 2005, of Recreational Equipment, Inc. (“REI”), a retailer and online merchant of outdoor gear and equipment. Mr. Madsen also served as REI’s Executive Vice President and Chief Operating Officer from 1987 to March 2000, and prior to that, held numerous positions throughout REI. Mr. Madsen serves on the board of directors and as a member of the compensation and audit committees of Alaska Air Group (parent company of Alaska and Horizon Airlines), and on the boards of Alaska Airlines and Horizon Air. In addition, he serves on the boards of three private companies, Evolucion Innovations, Inc. (evo.com), on which he serves as Chairman, Pivotlink Software and Performance Bicycles. Mr. Madsen also serves as Chairman of the Board of Trustees of Western Washington University, and on the boards of two other non-profit organizations, Islandwood and the Youth Outdoors Legacy Fund. Mr. Madsen has spent the last 21 years sailing throughout the Pacific Northwest and Canadian waters. Recently spending five years on a live-aboard, Mr. Madsen has a keen understanding of boater needs and lifestyle. Mr. Madsen is being re-nominated as a Director because, among his other qualifications, he has demonstrated proven leadership capability and knowledge of the complex operational and financial issues facing an organization such as West Marine. His experience on other public company boards and in leading a customer-service driven organization, and his knowledge of compensation and governance trends and best practices, also makes him a valuable contributor in all operational risks and strategies facing the company, and in executive compensation and leadership development.

David McComas	Mr. McComas, 68, has served as a Director since 1996, is a member of our Governance and Compensation Committee and also serves as our Board’s presiding independent director. Mr. McComas served as President and Chief Executive Officer from July 2001, and as Chairman from January 2004, of Eye Care Centers of America, Inc., until his retirement on December 31, 2007. Mr. McComas also had served as its President and Chief Operating Officer from July 1998 to July 2001. From June 1991 to July 1998, Mr. McComas served as Western Region President and Corporate Vice President and held several other senior management positions with Circuit City Stores, Inc. Mr. McComas has been a boater since acquiring his first boat when he was 12 years old and his boating background includes cruising on sail and power boats. As an avid fisherman, he has participated in various saltwater bill fishing tournaments over the years on both the east and west coasts. Mr. McComas is being re-nominated as a Director because, among his other qualifications, he has demonstrated experience in a high-growth, multi-product retailer, including sales, marketing and merchandising expertise, which makes him a valuable contributor in all operational risks and strategies facing the company, and in executive compensation and leadership development. Additionally, in his role as presiding independent director, Mr. McComas has been instrumental in providing guidance, structure and oversight of our independent director’s responsibilities.

Barbara L. Rambo	Ms. Rambo, 58, has served as a Director since November 2009 and is the Chair of our Governance and Compensation Committee and a member of our Audit Committee. Prior to becoming a Director, Ms. Rambo served as a consultant to the Board from September 2008 to November 2009. Ms. Rambo also serves on the boards of the following public reporting companies: as a director, the chair of the finance committee and member of the compensation, executive, and nominating and governance committees of PG&E Corporation, as a director and member of the executive committee of Pacific Gas and Electric Company, and as a director and member of the compensation committee of International Rectifier Corporation. Ms. Rambo also serves as a director and member of the compensation and audit committees of UnionBanCal Corporation, a non-public, wholly-owned subsidiary of Mitsubishi UFJ Financial Group, Inc. Ms. Rambo was previously a director and member of the audit and executive compensation committees of Gymboree Corporation from 1995 to 2007. Since October 2009, Ms. Rambo has served as the Chief Executive Officer of Taconic Management Services, a management consulting and services company formed to manage her corporate board activities. She has held numerous executive leadership positions in the financial services and technology sectors, and has developed skills in corporate finance, capital markets, sales and marketing, operations and executive management. Ms. Rambo has served as Vice Chair of Nietech Corporation, a payments technology company, from October 2006 to October 2009, and its President and Chief Executive Officer from November 2002 until October 2006. She served as Chairman and Chief Executive Officer of OpenClose Technologies, a financial services technology company, from July 2001 to December 2001 and from January 2000 to June 2001, respectively. Ms. Rambo also served as Group Executive Vice President and head of commercial banking of Bank of America from 1993 to 1998 and held various positions of responsibility with the bank since 1974. She is a sculler and sails in San Francisco and the Caribbean. Ms. Rambo is being re-nominated as a Director because of the depth of her experience as an executive with companies in the financial services and technology sectors and her experience on other public company boards, which provides us with insight into the banking industry and strategic business development. In addition, due to her experience with executive compensation, leadership development and corporate governance practices, Ms. Rambo has led the restructuring of our Executive compensation program to include multiple performance-based metrics to better align the interests of our Executives with those of our stockholders.

Alice M. Richter	Ms. Richter, 57, has served as a Director since 2005 and is the chair of our Audit Committee. Ms. Richter was a certified public accountant with KPMG LLP for 26 years, until her retirement in June 2001. She joined KPMG’s Minneapolis office in 1975 and was admitted to the KPMG partnership in 1987. During her tenure at KPMG, Ms. Richter served as the National Industry Director of KPMG’s U.S. Food and Beverage practice and also served as a member of the Board of Trustees of the KPMG Foundation from 1991 to 2001. Ms. Richter also serves on the board of directors of: G&K Services, Inc., a public reporting company, where she is chair of the audit committee; BlueStem Brands, Inc. (formerly Fingerhut Direct Marketing, Inc.), a privately-held company, which she joined in 2007 and serves as chair of the audit committee; and Thrivent Financial for Lutherans, a non-profit financial services membership organization, which she joined in 2007 and serves as a member of the human resources and executive compensation committee and governance committee. As an avid water skier, she is never far from a boat. Ms. Richter is being re-nominated as a Director because with her long career in public accounting and expertise in the accounting and finance areas, including a client-base in the retail industry, her experience in international operations, her service on another public company board, and her experience in reviewing internal controls, tax saving strategies, potential fraud, acquisitions and reorganizations, she possesses a keen understanding of complex financial accounting issues which provides the Board with an overall business and financial leadership perspective.

Peter Roy	Mr. Roy, 54, has served as a Director since 2001 and is a member of our Audit Committee. Mr. Roy is an entrepreneur and business advisor to companies in the healthy lifestyle industry. From 1993 to 1998, Mr. Roy served as President of Whole Foods Market, Inc., a natural food products retailer, and for five years prior to that served as its President of its West Coast region. Mr. Roy also is a director of one other public reporting company, United Natural Foods, Inc., where he serves as a member of its compensation committee and nominating and governance committee. He also serves as a director of three private companies, Applegate Farms, Manifesto! Wines, LLC, and Next Foods, Inc. Mr. Roy is a strategic advisor to North Castle Partners, a private equity fund, and was formerly Chairman of the National Outdoor Leadership School, a non-profit wilderness education school. He is a life-long boater having grown up on the marshes of southern Louisiana. He currently lives on the Inter-coastal waterway in South Carolina with a boat always nearby. Mr. Roy is being re-nominated as a Director because we value his entrepreneurial viewpoint, and his experience as the President of Whole Foods Market allows him to provide us essential insight and guidance into the day-to-day operations of a fast-growing retailer. In addition, his experience in the healthy lifestyle industry helps the Board maintain its focus on our core values, including our sustainability goals. Mr. Roy, therefore, possesses the right balance to help drive two primary goals of our mission: to reduce our impact on the environment and to achieve superior financial returns for the benefit of our associates, customers and stockholders.

Board of Directors and Committees

During fiscal year 2010, the Board held seven meetings. The Board has an Audit Committee and a Governance and Compensation Committee. Each Director attended at least 83% of the total number of meetings of the Board and meetings of the committees on which each Director served during fiscal year 2010. The nominating functions are performed by our Governance and Compensation Committee.

The Board has affirmatively determined that Mmes. Richter and Rambo and Messrs. Madsen, McComas and Roy are each independent directors, as defined by the NASDAQ Stock Market rules.

Each Director is expected to attend and participate in, either in person or by means of telephonic conference, all scheduled Board meetings and meetings of committees on which such Director is a member, unless attendance is excused due to unavoidable conflict, medical issues/illness, family emergencies or other valid excuse. All members of the Board attended last year’s Annual Meeting, and members of the Board are encouraged to attend our Annual Meeting of Stockholders each year.

Stockholder Communications

West Marine has developed the following policy statements: Internal Process for Handling Communications to Directors (Non-Audit Committee) and Internal Process for Handling Communications to the Audit Committee. These policy statements describe West Marine’s process for collecting, organizing and relaying communications from its associates, stockholders and other interested parties to members of the Board or members of the Board’s standing committees. Such communications can be sent by writing to the following address:

West Marine, Inc.

c/o Secretary

500 Westridge Drive

Watsonville, California 95076

Stockholders and other interested parties also may email members of the Board at bod@westmarine.com.

As described in the director communication policy statements, the company’s Secretary will summarize all correspondence received and periodically forward summaries to the Board. Directors may at any time request copies of any such correspondence. Communications may be addressed to the attention of the Board, a standing committee of the Board, or any individual member of the Board or a committee. Communication that is primarily commercial in nature or relates to an improper or irrelevant topic may be filtered out and disregarded (without providing a copy to the Directors or advising them of the communication), or may otherwise be handled in the Secretary’s discretion. Additionally, the Secretary may handle routine business communications and will provide a copy of the original communication to the Chairman of the Board (or to the presiding independent Director, or to the chair of the appropriate Board committee) and advise such Director of any action taken.

Our associates, stockholders and other interested parties may report any concerns about company activities, including concerns regarding accounting, internal control over financial reporting or auditing matters, violations of any rule or regulation of the Securities and Exchange Commission or any provision of federal law relating to fraud against stockholders, and violations of matters covered by our Codes of Ethics described below, to our General Counsel or our Internal Auditor. Alternatively, such concerns may be reported anonymously through the “Network Hotline” by calling 1-800-241-5689. A summary report regarding any such matters will be delivered to the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. A copy of each director communication policy statement is available on our website at http://www.westmarine.com/ under “Investor Relations,” or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Code of Ethics

West Marine has a Code of Ethics that covers all associates, officers and Directors and includes provisions regarding proper business conduct and ethics ranging from restrictions on gifts, compliance with applicable law and avoidance of conflicts of interest, and a separate Code of Ethics for Senior Financial Officers (which covers our Chief Executive Officer, Chief Financial Officer, Controller and other associates performing similar functions). Each code is reviewed at least annually by the Board to assess the adequacy of their respective provisions and compliance with regulations. A copy of each code is available on our website at http://www.westmarine.com/ under “Investor Relations,” or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Governance Principles and Practices

West Marine has long believed that good governance is important to ensure that the company is managed for the long-term benefit of its stockholders. Over the years, our company has had in place good business practices designed to support this commitment and to maintain the highest level of governance. In addition, under our Governance Principles and the respective charters of our Audit Committee and our Governance and Compensation Committee, a majority of our Directors are required to meet the applicable criteria for Director independence, and all members of our Audit Committee and Governance and Compensation Committee must meet the applicable independence criteria for membership on an audit committee, compensation committee or nominations committee (as appropriate), as established by the NASDAQ Stock Market, as well as all other independence criteria required under applicable law. Management and the Board periodically review our governance policies and practices, monitoring changes in the law and developments in this area by various authorities active in governance.

The following sets forth our governance principles and practices:

•	Board of Directors:

¡	The number of current Directors is seven, consisting of five independent Directors (71%) , our Chairman of the Board, who is a non-management Director, and our Chief Executive Officer.

¡	Terms in office for all Directors are set at one year, rather than staggered;

¡

Our by-laws contain provisions for a simple majority stockholder vote for election of our Board of Directors, for charter or bylaw amendments and for special meetings called by, and action to be taken by written consent of, stockholders;

¡	Performance of the Board (and each of its committees) is reviewed regularly, with oversight by our Governance and Compensation Committee;

¡

In lieu of a mandatory age or term limit, Directors submit a letter of resignation for review annually by our Governance and Compensation Committee and our Chairman of the Board in connection with the evaluation of Board and committee performance;

¡	Our Governance and Compensation Committee has established guidelines for new Director nominees;

¡	A procedure exists for stockholder nominations of Directors;

¡	Written director communication policy statements exist for communication to Directors by stockholders, associates and other interested parties;

¡	A procedure exists for determining the independence of Director nominees;

¡	A procedure exists for determining whether Audit Committee members are financial experts under Securities and Exchange Commission rules and financially sophisticated under NASDAQ rules;

¡	Non-management Directors regularly hold executive sessions separate from management;

¡	Members of our Board may not serve as directors for more than four public companies; our Chief Executive Officer does not serve on the board of any other public company;

¡

All Directors attend scheduled board, committee, and annual meetings of stockholders, except where the failure to attend is due to an unavoidable conflict, medical issues/illness, family emergencies or other valid excuse;

¡	Our organizational documents do not contain “poison pill” provisions;

¡	Directors must submit a letter of resignation upon a job change;

¡	No provisions exist for retirement plans for Directors, and the company offers no pension plans for Director participation; and

¡

A new director orientation program exists for each new individual joining our Board which outlines the role and responsibilities of the Board and the company’s operations, and as part of this orientation, new Directors have opportunities to meet with our management team.

•	Leadership of the Board:

¡	By policy, the positions of Chairman and of Chief Executive Officer are held by two different persons;

¡

Our Board has determined that having separate persons filling the role of Chairman and Chief Executive Officer best fulfills the Board’s duties and responsibilities with respect to oversight of our management and the direction and operations of the company. In addition, the Board feels that our current Chairman, Mr. Repass, as our founder and having previously served as our Chief Executive Officer, has the experience and familiarity with West Marine and the boating industry generally to effectively serve the Board and the company in his leadership role with the Board; and

¡

One of our independent Directors serves as the presiding independent director who sets the agenda for and leads executive sessions of the independent Directors, serves as a liaison between our Chairman and the independent Directors, has the authority to call meetings of the independent Directors, presides over other matters as directed by the Board, and is available for consultation and direct communication with our major stockholders.

•	Committees of the Board of Directors:

¡

Each committee of the Board has a governing charter, each of which is subject to review on an annual basis. Accordingly, each committee charter was reviewed and updated by the respective committees, and approved by our Board, in November 2010. Both committee charters are available on our website at http://www.westmarine.com/ under the “Corporate Governance” section of our “Investor Relations” page;

¡	Our independent registered public accounting firm, Grant Thornton LLP, reports directly to the Audit Committee;

¡	Our Audit Committee’s appointment of our independent registered public accounting firm is ratified by our stockholders;

¡	Our Board of Directors and its committees meet at least quarterly;

¡	Our Audit Committee chair is a financial expert;

¡	Both standing committees of the Board of Directors are comprised solely of independent Directors;

¡	No interlocks exist between Governance and Compensation Committee members or between such members and any of our executive officers; and

¡

Our Audit Committee meets with management, our independent auditors and our internal auditor prior to the filing of officers’ certifications with the Securities and Exchange Commission to receive information concerning, among other things, any significant deficiencies in the design or operation of internal control over financial reporting.

•	Ethics and Governance:

¡	A Code of Ethics for all officers, Directors and associates and a separate Code of Ethics for Senior Financial Officers have been adopted and are posted on our website;

¡	Our Governance Principles, which outline our governance practices, including the role and responsibilities of the Board, and each of its standing committees, are posted on our website;

¡

Pursuant to our Related Party Transaction Policy, our Audit Committee reviews and approves all related party transactions with our Directors and our executive officers (i.e., our Chief Executive Officer, our Chief Financial Officer, our Executive Vice President of Stores and Port Supply and our Executive Vice President of Merchandising, Planning and Logistics, each of whom is named in the Summary Compensation Table below and collectively are referred to as our “Named Executive Officers”);

¡

Loans from the company are prohibited to our Directors, Named Executive Officers and all vice presidents at the assistant vice president level and above (all of whom, collectively with our Named Executive Officers, are referred to as our “Executives”);

¡

Pursuant to our Policy for Pre-Approval of Independent Auditor Audit and Non-Audit Services, audit and non-audit services to be performed by our independent auditors must be pre-approved by the Audit Committee; in this regard, our Audit Committee considers the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit services, classified as all other services, to ensure that non-audit fees paid to the independent auditor are not excessive; and

¡

Our Whistleblower Policy and Procedures relating to corporate reporting and disclosure, accounting and auditing controls and procedures, securities compliance, violation of company policies, violation of laws and other matters pertaining to fraud against stockholders is posted on our website. This policy provides for anonymous reporting procedures available for use by our associates and others through a hotline operated by a third party and procedures through which any such reporting is forwarded to the Audit Committee.

•	Compensation, Stock Ownership and Succession Planning:

¡	Comparable compensation analysis is performed periodically for our Directors and Executives, including the retention of outside consultants for such analysis as necessary;

¡	Our Board periodically evaluates and approves succession planning for our Named Executive Officers; and

¡

Our Governance and Compensation Committee oversees the compensation process for our Executives, including the establishment of pre-determined goals for bonus awards to Executives and a Stock Ownership Policy for our Directors and Executives at the senior vice president-level and above. For more information on our Executive compensation practices and our Stock Ownership Policy, see the “Governance and Compensation Committee/Executive Compensation” and “Compensation Discussion and Analysis” sections of this proxy statement beginning on pages 16 and 19, respectively.

•	Risk Management. Our management is responsible for assessing and managing the company’s risk profile, and our Board oversees and reviews certain aspects of our risk management efforts as follows:

¡

Management periodically performs an enterprise risk assessment designed to assist in the identification, assessment and monitoring of high risk areas to the company, including strategic, financial, operating and regulatory compliance risks;

¡

Management has formed several steering committees (including a real estate steering committee to monitor our real estate optimization strategy, and an information technology steering committee to oversee our capital expenditures) and has established a number of policies (including a Delegation of Authority Policy and a Contract Review and Signing Authority Policy) which provide proper levels of review and control of expenditures designed to safeguard company assets, to minimize risks and to ensure the appropriate segregation of duties;

¡

Annually, our Board reviews the company’s strategic business plans, which includes evaluating the objectives of and risks associated with these plans (e.g., competitive, industry, economic, financial, and other operating risks); and

¡	While the Board has ultimate responsibility for risk oversight, the committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk:

•

Our Audit Committee focuses on financial risk exposures, including credit and liquidity risks and our internal control over financial reporting, and discusses with management and our independent registered public accounting firm our policies with respect to risk assessment and risk management, including the risk of fraud. Our Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to any related party transactions as well as to our compliance and ethics programs by its administration of our Whistleblower Policy and Procedures; and

•	Our Governance and Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

•	Other:

¡

Our Insider Trading Policy establishes trade pre-clearance requirements for Directors, Executives and other key associates, and procedures for compliance with the electronic reporting requirements of the Securities and Exchange Commission;

¡

Our disclosure committee, comprised of certain Executives and other management-level associates, assists our Chief Executive Officer and our Chief Financial Officer in the design, development, implementation and maintenance of our internal control over financial reporting and disclosure controls and procedures, which are designed to ensure that information required to be disclosed in the reports that we file with or submit to the Securities and Exchange Commission is recorded, processed, summarized and reported on a timely basis;

¡

Our West Marine Information Disclosure Policy-Investment Community, which is posted on our website, is designed to ensure the fair and timely public disclosure of material information about West Marine;

¡

A corporate governance section of our website provides investors with current information, which includes a link to real time filings with the Securities and Exchange Commission and the ability for investors and other interested parties to receive automatic email notification of all such filings;

¡	Our Board and its committees have the clear ability to hire their own advisors as they deem necessary; and

¡	A number of our Directors attend continuing education programs.

Our Governance Principles, which cover areas such as Director responsibilities and qualifications, management leadership and succession, and Board access to management, is available on our website, at http://www.westmarine.com/ under “Investor Relations,” or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Audit Committee

The members of our Audit Committee during 2010 were Alice M. Richter, Barbara L. Rambo and Peter Roy. William Westerfield also served on the Committee at the beginning of the year; however he did not stand for re-election at our 2010 Annual Meeting of Stockholders. Each member of the Audit Committee is independent, as defined under the NASDAQ Stock Market rules and Section 10A(m)(3) of the Securities Exchange Act of

1934, as amended (the “Exchange Act”). The Board determined that Ms. Richter qualified as an audit committee financial expert, as defined by Securities and Exchange Commission rules. The Audit Committee held 15 meetings during fiscal year 2010.

Our Audit Committee is responsible for providing general oversight and monitoring the quality of the company’s accounting, financial reporting and internal control functions. In addition, our Audit Committee is responsible for reviewing the qualifications and the independence of our independent auditors and our internal auditor, reviewing the plan for and results of the auditing engagement, reviewing the internal audit plan, and monitoring the non-audit services provided to the company by our independent auditors. Our Chairman of the Board and Chief Executive Officer often attend our Audit Committee meetings to stay abreast of Committee activities and new accounting pronouncements that may affect the company.

Our Audit Committee operates pursuant to a written charter, which the Committee reviews periodically. This charter was reviewed and updated by our Audit Committee, and approved by our Board of Directors, in November 2010. Our Audit Committee also has approved a Whistleblower Policy and Procedures relating to corporate reporting and disclosure, accounting and auditing controls and procedures, securities compliance, violation of company policies, violation of laws and other matters pertaining to fraud against stockholders and last reviewed this policy in November 2010. This policy provides for anonymous reporting procedures available for use by our associates and others through a hotline operated by a third party, and procedures through which any such reporting is forwarded to the Audit Committee, and prohibits any retaliation for any complaints reported in good faith. A copy of our Audit Committee Charter, our Whistleblower Policy and Procedures, our Audit Committee Complaint Process and our Director Complaint Communication Process are available on West Marine’s website at http://www.westmarine.com/ under “Investor Relations,” or a printed copy of each of these policies can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Pursuant to our Policy for Pre-Approval of Independent Auditor Audit and Non-Audit Services adopted by our Audit Committee, we may engage our independent auditors to provide audit and permissible non-audit services that have been approved by our Audit Committee. We will not engage our independent auditors to perform any services for West Marine or any of its subsidiaries without the prior approval of our Audit Committee. In addition, our independent auditors will not be engaged to provide any service if the provision of such service to West Marine or any of its subsidiaries would cause the Securities and Exchange Commission or the NASDAQ Stock Market to no longer consider our independent auditors to be independent or if such engagement would otherwise cause West Marine or any of its subsidiaries to violate any other applicable laws, regulations or policies. Our Audit Committee has designated our Chief Financial Officer to monitor the performance of all services provided by our independent auditor and to determine whether such services are in compliance with the policy. Our Chief Financial Officer will report promptly to our Audit Committee Chair any non-compliance (or attempted non-compliance) with this policy of which our Chief Financial Officer becomes aware.

Our Audit Committee pre-approves services and fees related to audit and permitted non-audit services, with monetary limits on each service, before the services are rendered. Ms. Richter has been delegated the authority, as necessary and appropriate between regularly scheduled Audit Committee meetings, to pre-approve additional services or increases in previously approved monetary limits for such services, provided that such services would not impair the independence of the auditor, that fees relative to such services do not exceed $50,000 per project and that Ms. Richter report any such interim approvals to our Audit Committee at the next regularly scheduled meeting.

Principal Accounting Firm Fees

The following table summarizes the fees of Grant Thornton LLP, our independent registered public accounting firm, which were billed to us for our last two fiscal years.

	Fiscal Year 2010	Fiscal Year 2009
(in thousands)
Audit Fees	$ 602	$ 602
Audit-Related Fees(1)	16	2
Tax Fees (2)	6	-0-
All Other Fees	-0-	-0-

(1)	Includes fees primarily related to statutory audits in fiscal years 2010 and 2009.
(2)	Includes fees for tax advice and tax return assistance in fiscal year 2010.

Our Audit Committee considered whether the provision of the services covered under the captions “Audit- Related Fees” and “Tax Fees” above is compatible with maintaining Grant Thornton LLP’s independence, and no services were rendered pursuant to the pre-approval exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Change in Independent Registered Public Accounting Firm

On August 12, 2009, our Audit Committee dismissed Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm.

D&T’s audit report on our consolidated financial statements for our fiscal years ended January 3, 2009 and December 29, 2007 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that D&T’s audit report contains an explanatory paragraph related to our adoption of Statement of Financial Accounting Standards Board Interpretation No. 48 on December 31, 2006. Additionally, D&T’s audit report expressed an adverse opinion on the effectiveness of our internal control over financial reporting as of December 29, 2007 because of material weaknesses, as discussed below.

During the fiscal years ended January 3, 2009 and December 29, 2007, and in the subsequent interim period through August 12, 2009, there were no disagreements between the company and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreement in connection with its reports on the company’s consolidated financial statements for such periods.

During our fiscal years ended January 3, 2009 (“fiscal 2008”) and December 29, 2007 (“fiscal 2007”) and through August 12, 2009, there was one reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). In fiscal 2007 and fiscal 2008, the Audit Committee discussed with D&T the existence of two material weaknesses in our internal control over financial reporting of (1) our failing to maintain sufficient accounting resources with adequate training in the application of accounting principles generally accepted in the United States of America commensurate with its financial reporting requirements and the complexity of our operations and transactions, and (2) our monitoring and oversight controls over the preparation of significant accounting estimates were not effective, which material weaknesses are more fully described in our annual report on Form 10-K for the year ended December 29, 2007 and quarterly reports on Form 10-Q for the periods ended March 29, June 28 and September 27, 2008, each filed with the Securities and Exchange Commission. The company has authorized D&T to respond fully to the inquiries of Grant Thornton concerning these material weaknesses. These material weaknesses were remediated in fiscal 2008.

On August 12, 2009, our Audit Committee approved the appointment of Grant Thornton LLP as our new independent registered public accounting firm to audit our financial statements for the year ended January 2, 2010. We formally engaged Grant Thornton as of August 25, 2009.

Prior to our engagement of Grant Thornton, neither we nor anyone on our behalf consulted with Grant Thornton during our two most recent fiscal years and through the date of their engagement in any manner regarding any matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Our current independent registered public accounting firm, Grant Thornton, rendered an unqualified opinion on the company’s financial statements and our internal control over financial reporting for the company’s 2010 fiscal year, which ended January 1, 2011.

Audit Committee Report

In connection with the financial statements for the fiscal year ended January 1, 2011, the Audit Committee: (i) reviewed and discussed with management and Grant Thornton LLP, our independent registered public accounting firm, the audited consolidated financial statements; (ii) discussed with Grant Thornton the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed such matters with Grant Thornton, including their independence and the compatibility of non-audit services with such independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in West Marine’s Annual Report on Form 10-K for the year ended January 1, 2011, as filed with the Securities and Exchange Commission on March 14, 2011.

The Audit Committee has selected and approved the engagement of Grant Thornton LLP as West Marine’s independent auditors for fiscal year 2011.

March 29, 2011

Audit Committee

Alice M. Richter, Chair

Barbara L. Rambo

Peter Roy

The Audit Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that West Marine specifically incorporates such reports by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

Governance and Compensation Committee

The members of our Governance and Compensation Committee during 2010 were Barbara L. Rambo, David McComas and Dennis F. Madsen (who was appointed to the Board and the Committee effective November 8, 2010). Daniel J. Sweeney also served on the Committee as chairman, at the beginning of the year; however he did not stand for re-election at our 2010 Annual Meeting of Stockholders. Following that Annual Meeting, Ms. Rambo was appointed as Committee chair.

Each member of our Governance and Compensation Committee is independent, as defined under the NASDAQ Stock Market rules. Our Governance and Compensation Committee held six meetings during fiscal year 2010.

Among the functions performed by our Governance and Compensation Committee are: (i) overseeing on behalf of the Board, the compensation of our Executives and our Board (ii) overseeing our Equity Incentive Plan; (iii) identifying and recommending Director nominees to the Board; and (iv) advising the Board on governance issues. Our Governance and Compensation Committee operates pursuant to a written charter which is subject to an annual review. A copy of this charter, which was updated by our Governance and Compensation Committee and approved by our Board in November 2010, is available on our website at http://www.westmarine.com under “Investor Relations,” or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Stockholder Proposals. Our Governance and Compensation Committee reviews and evaluates all stockholder proposals, including those relating to the nomination of Directors, and recommends to our full Board appropriate action on each such proposal. To date, no stockholder who is not also a Director or any group of stockholders owning more than 5% of West Marine’s common stock for at least one year have put forth any Director nominees or other stockholder proposals. All potential nominees, regardless of source, are reviewed under the same process.

Director Nominations. Directors are elected each year by our stockholders at the Annual Meeting. Our Governance and Compensation Committee is responsible for the nomination of Director candidates. Our Governance and Compensation Committee will identify individuals qualified to become Board members and recommend candidates to fill new or vacant positions. In recommending such candidates, our Governance and Compensation Committee has developed certain guidelines to assist in developing a Board and committees that are comprised of experienced and seasoned advisors. These guidelines include, but are not limited to, judgment, skill, integrity, diversity, experience with businesses and other organizations of comparable size and industry sector, the interplay of the candidate’s experience with the experience of other Board members, retail and e-commerce strategic planning ability, financial literacy, boating experience, special talents or personal attributes, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. Although our Committee does not have a formal diversity policy, it believes that diversity (including factors such as race, gender and experience) is an important factor in determining the composition of the Board. In November 2009, the Committee recruited and, based on her business acumen, financial skills, compensation knowledge and boating experience, appointed Ms. Rambo to the Board and to both the Governance and Compensation Committee and the Audit Committee, which increased the female representation on the Board to 33%.

Our Governance and Compensation Committee regularly assesses the appropriate size and mix of the Board and whether any vacancies on the Board are anticipated. Our bylaws permit our Board to change its size and to appoint Directors between annual stockholder meetings, but such appointed Directors, if re-nominated, must stand for re-election by our stockholders at the next annual meeting. Various potential candidates for Director are then identified. Candidates may come to the attention of our Governance and Compensation Committee through current Board members, professional search firms, our associates, stockholders or other industry sources. In evaluating the candidate, our Governance and Compensation Committee will consider factors in addition to the candidate’s qualifications, including the current composition of our Board, the balance of management and independent Directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Candidates are evaluated at regular or special meetings of our Governance and Compensation Committee and may be considered at any time during the year. In evaluating candidates, our Governance and Compensation Committee seeks to achieve a balance of knowledge, experience and capability on the Board. In connection with this evaluation, our Governance and Compensation Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Governance and Compensation Committee, the Chairman of the Board, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, our Governance and Compensation Committee, after consultation with our Chairman, makes a recommendation to our full Board as to the persons who should be nominated by our Board, and our Board determines the nominees after considering the recommendation and report of the Governance and Compensation Committee.

There is one nominee for election to the Board this year, Dennis F. Madsen, who has not previously been elected by stockholders at an annual meeting. Mr. Madsen was recruited by our Governance and Compensation Committee and appointed by our Board effective November 8, 2010 based upon his operating and strategic experience in the retail industry, his knowledge of compensation matters, and his boating experience.

Executive Compensation. Our Governance and Compensation Committee is responsible for oversight of our compensation plans for Executives and Directors to ensure that they are competitive and that they include incentives that are designed to appropriately drive our performance.

We believe that our pay-for-performance compensation program, which includes a combination of subjective determinations regarding individual compensation levels and objective measures of short-term performance and long-term results, rewards both individual and company performance, pays amounts appropriate to attract and retain key individuals necessary to grow our business, and aligns the interests of Executives with the interests of our stockholders. Our Governance and Compensation Committee evaluates our compensation program annually and makes changes as appropriate.

Our Chairman of the Board and our Chief Executive Officer generally attend our Governance and Compensation Committee meetings, which enables the Committee to review with our Chairman and Chief Executive Officer company objectives and individual achievements that our Chief Executive Officer regards as important to reach our overall goals. Certain Executives also may be asked to participate in discussions regarding our company objectives and compensation programs and make recommendations to the Committee. These recommendations may be based on competitive market data appropriate for measuring individual performance. Our Governance and Compensation Committee considers competitive market data when setting specific compensation goals. When establishing a compensation package for our Named Executive Officers, our Committee follows a flexible approach and makes decisions based on a host of factors particular to a given Named Executive Officer’s situation, including an evaluation of the Named Executive Officer’s abilities and historic and anticipated future contributions, management’s experience with recruiting and retaining such Named Executive Officer in a given role, relative to both the company’s industry in general and its geographic location in particular, competitive survey data, internal equity considerations and other factors our Committee deems relevant at the time.

Our Governance and Compensation Committee is authorized to retain any consultants the Committee believes are necessary or appropriate in making compensation decisions. In prior years, the Committee used the services of compensation consultants to assist in determining the appropriate level of compensation. Our Governance and Compensation Committee did not retain any outside consultants for 2010 Executive compensation matters. Our Committee has engaged an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to review and make recommendations for our Named Executive Officer and Director compensation for 2011.

Compensation Committee Interlocks and Insider Participation. No member of our Governance and Compensation Committee in 2010 was, or has ever been, an officer or employee of the company, and no member of the Governance and Compensation Committee had any relationship requiring disclosure by the company under the rules of the Securities and Exchange Commission. None of the company’s Executives served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a Director of the company or member of our Governance and Compensation Committee during 2010.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis section of our proxy statement (“CD&A”), we describe our Executive compensation philosophy and our program, as well as the compensation decisions we have made under our program. This CD&A focuses on the compensation of our Executives, including our Named Executive Officers. For 2010, our Named Executive Officers were:

•	Geoffrey A. Eisenberg, our Chief Executive Officer and President;

•	Thomas R. Moran, our Chief Financial Officer and Senior Vice President – Finance;

•	Bruce Edwards, our Executive Vice President of Stores and Port Supply; and

•	Ronald Japinga, our Executive Vice President of Merchandising, Planning and Logistics.

This CD&A begins with an “Executive Summary” that provides the highlights of our business performance, our Executive compensation structure, and the relationship between the two. This section also summarizes key actions taken by our Governance and Compensation Committee in 2010 and those proposed for 2011.

It is important to read this CD&A in conjunction with the narrative descriptions and detailed tables beginning on page 33 of this proxy statement.

I. EXECUTIVE SUMMARY

Company Overview and Summary of 2010 Business Results.

West Marine is the largest boating supply retailer in the world. Our business strategy is to offer a broad assortment of merchandise for the boat and for the boater that meets the needs of individual boaters and boating businesses, provide great customer experiences, and offer the convenience of multi-channel shopping through our retail stores, Port Supply (wholesale) division, and our Direct Sales division, which includes Internet and call center transactions.

Fiscal 2010 was a good year for our company, both from a financial and an operational perspective. In spite of continuing economic uncertainty and the general softening of the boating equipment market, management delivered 2010 financial targets, effectively leveraged financial and cost discipline and continued to stabilize, strengthen, and grow profitability. This performance reflects the initial success of our long-term plan to revitalize the business by successfully executing on our key strategies and setting metrics at the beginning of each year as steps towards achieving long-term growth.

2010 Financial Performance:

•	We delivered a pre-tax income gain of over 49% for the full year;

•	We achieved six consecutive quarters of growth in sales and comparable store sales (when adjusted for the fiscal calendar shift of the Fourth of July holiday into the second quarter in 2008);

•

We ended 2010 with a strong balance sheet and solid liquidity, being debt free, with cash on hand more than doubling since 2009 (to over $22 million), and with nearly $90 million in available borrowings under our credit facility;

•

We continued to see strength in our stores, driven by our key strategies of adding larger store formats, targeted expansions of our merchandise assortments, and pursuit of more Port Supply wholesale business through our store locations; and

•	We saw a return to growth in the fourth quarter in our Direct channel, comprised of our domestic and international Internet and call center business.

The following table sets forth the key performance metrics in fiscal 2010 relative to performance in fiscal 2009.

Key Financial Performance Measures ($ in millions, except per share data)	2010	2009	% Change
Net revenues	$622.8	$588.4	+ 5.8%
Gross Profit	$175.6	$160.9	+ 9.2%
Pre-Tax Income	$14.2	$9.5	+49.4%
Net income	$13.2	$12.4	+ 6.9%
Net income per share (diluted):	$0.57	$0.55	+ 3.6%
Total assets	$308.9	$292.2	+ 5.7%
Long-term debt, net of current portion	—	—	—

Our Executive compensation program supported the achievement of these improved financial results. As further described below, results exceeded our 2010 budgeted pre-bonus, pre-tax profit, as well as the higher target amount. We continue to believe that our underlying Executive compensation program remains appropriate and effective in motivating and rewarding behaviors that create long-term stockholder value. We also believe that pre-tax income and pre-bonus, pre-tax income are the fundamental measurements of our strength and that sustained strong performance will create stockholder value.

Compensation Principles. Our Executive compensation program is designed to:

•	maintain appropriate pay-for-performance alignment with long-term stockholder values;

•	provide a competitive level of total compensation necessary to attract and retain talented and experienced Executives; and

•	appropriately motivate our Executives to contribute to our short and long-term success and help drive total return to our stockholders.

To achieve these objectives, our Executive compensation program combines the following principles:

¡

Pay-for-Performance. The fundamental principle underlying our compensation program is pay-for- performance; that is, supporting a performance-oriented environment that rewards achievement of our financial and non-financial goals by linking performance and pay, both fixed and variable compensation, setting performance goals and controlling equity-based plan costs. We accomplish this by utilizing “performance-based” pay, such as our annual incentive (cash bonus), avoiding guaranteed bonuses, limiting perquisites, evaluating peer group programs relative to our program, and eliminating multi-year employment agreements going forward to ensure that review and decisions are made each year with respect to retention and appropriate compensation levels.

¡

Stockholder Alignment. We align the interest of our Executives at the senior vice president level and above with those of our stockholders by encouraging these Executives to have a meaningful personal financial stake in our company. We gain this alignment by maintaining a Stock Ownership Policy, having a significant portion of such Executives’ compensation stock-based, and using compensation plan goals that are tied to key financial metrics.

¡

Mitigating Risk. Our compensation program is designed to mitigate risks relating to our business by balancing short-term and long-term incentives, by using financial metrics to ensure that the business grows in a balanced manner, and by maintaining a Stock Ownership Policy.

Key Features, Decisions and Actions Regarding Our Executive Compensation Program. As part of our Governance and Compensation Committee’s ongoing review of our Executive compensation program, and in response to developing governance trends, changes in the business and regulatory environment, and competitive compensation practices in businesses comparable to ours in size and market value, in recent years we have implemented enhanced governance and compensation-related practices.

¡	We tie pay to performance:

•	No increases in Executive salaries for four years. Given the continued uncertainty in the economy and in our industry, we froze Executive base salaries for the fourth consecutive year in 2011.

•

Short-Term Incentive Plan. Our 2010 short-term incentive plan provided for a cash bonus payment based on achievement of financial goals of pre-bonus, pre-tax income, with a payout at 15% of bonus potential only if the budget of $4.3 million in pre-bonus, pre-tax profit was met. The payout percentage increased on a sliding scale to a stretch, or target, goal of $20.5 million at which 100% of bonus potential would be paid. The plan maximum payout percentage was 140%. For fiscal 2010, we exceeded our target, realizing pre-bonus, pre-tax profit of $ 22.1 million, and the resulting payout percentage was 106.1%.

¡

Our Equity Incentive Plan: (i) prohibits re-pricing of underwater stock options and SARs, as well as cash buyouts and voluntary surrender of underwater options, without prior stockholder approval; (ii) prohibits tax gross ups for option exercises and/or restricted stock vesting; (iii) requires that equity awards be granted at 100% of the fair market value (i.e., without discount) on the grant date; (iv) prohibits liberal share counting (for example, the share pool is reduced by shares withheld on option exercise); (v) establishes a “fungible share pool design” in which “full value” awards (e.g., restricted stock) count as 2x the shares to stock options and SARs which count as one share against the total number of shares that may be issued under the Equity Incentive Plan.

¡

We encourage alignment of our Executives’ interests with those of our stockholders through the award of equity-based long-term incentive grants and maintaining a Stock Ownership Policy for Executives at the senior vice president level and above. In fiscal 2010, long-term incentive compensation to our Executives consisted entirely of stock options, each with a term of five years and ratable vesting over a three-year period.

¡	Our Insider Trading Policy prohibits Executives from buying West Marine stock on margin, or hedging company stock holdings.

¡	We do not provide a defined benefit pension plan to our Executives.

¡

With the expiration of our Chief Executive Officer’s employment agreement in December 2010, we have no multi-year, fixed term employment agreements, and our Governance and Compensation Committee has established a policy not to enter into such agreements prospectively. Instead, our Governance and Compensation Committee, in conjunction with the full Board, annually reviews the performance of our Chief Executive Officer, and our Chief Executive Officer reviews the performance of the other Executives, with decisions on retention and appropriate compensation levels driven by performance.

¡

We have a reasonable post-employment severance plan for our Executives at the vice-president level and above, and severance arrangements do not include change-in-control provisions and are well under 3x the Executive’s base salary plus bonus.

¡	We provide only a modest perquisite of paying Executive life insurance premiums, but otherwise our Executives participate in the same benefit programs at the same cost as other salaried associates.

¡	We do not pay, or reimburse for, tax gross-ups.

¡	We have no guaranteed bonuses.

¡	We mitigate risk by utilizing caps on potential incentive payments, stock retention guidelines, multiple performance targets, and robust Board and management processes to identify risk.

¡

We evaluate our peer group periodically to ensure that it includes not only those companies of comparable size and industry relevance, but also those that we believe have demonstrated best practices and positive financial returns to their investors.

¡	The total compensation of our Chief Executive Officer (as measured by base salary, target bonus and equity-based incentives) is less than twice that of our next highest paid Executive.

¡

Our “Equity Award Grant Policy” and our Equity Incentive Plan each govern our policies and procedures for equity grants to our associates and independent Directors, prohibits stock option backdating and creates a fixed grant schedule, including off-cycle (e.g., due to promotions) equity grants being made only after our release of material non-public information.

¡

In 2010, the Governance and Compensation Committee reviewed our compensation design features, to determine if they encouraged excessive risk taking and determined that our compensation policies and practices are not reasonably likely to encourage inappropriate risk-taking.

Key Executive Compensation Program Enhancements for 2011. In the fall of 2010, our Committee engaged FW Cook (who does not perform any other services for West Marine), and based on the recommendations of FW Cook, our Governance and Compensation Committee has approved the following enhancements to our compensation program for 2011.

¡

We revised our peer group to consist of more similarly-sized companies in the specialty-retail space. In addition, in establishing 2011 Executive compensation, our Committee used benchmark data from this new peer group to compare the relative reasonableness of the 2011 Executive compensation program to competitive practices for companies in related businesses of similar size and market value, together with consideration of the changing business and regulatory environment, institutional investor initiatives and overall corporate governance best practices. As a result, for 2011, our Governance and Compensation Committee set our Executive total cash and long-term equity compensation near the 50th percentile of the peer group comparative data. The Committee generally considers a range within plus or minus (i) 15% for total cash compensation (base salary plus target bonus) and (ii) 20% for long-term incentive awards, of the 50th percentile to be an appropriate competitive range.

¡

Our Governance and Compensation Committee added a second financial metric for our Named Executive Officers, overall sales growth, reasoning that this group is responsible for executing on the growth strategies for the company to deliver stockholder value and that this group should be encouraged to balance top-line growth with increased profitability. The pre-bonus, pre-tax profit and sales growth financial metrics are weighted 80% and 20%, respectively. In addition, upon recommendation of our Chief Executive Officer, the Committee increased the budget and target thresholds which must be met before associates, including our Executives, become eligible for a bonus payout.

¡

Benchmark data provided by FW Cook indicated that the base salaries for our Named Executive Officers are positioned at the competitive median, but that the CEO’s overall compensation structure was below competitive levels. As a result, after consultation with our Executives, our Committee again approved that there be no Executive salary increases in 2011 at the vice president level and above, except for our Chief Executive Officer. The Committee proposed a base salary increase of 5% for our Chief Executive Officer, but our Chief Executive Officer declined the increase because he did not believe an increase would be appropriate if other Executives did not receive a similar increase. Salary increases for 2011 for associates below the vice-president level remained modest at 2% and were allocated in the same manner as 2010.

¡

Based on an analysis of peer group data, FW Cook recommended that 2011 equity awards be adjusted to consist of a mix of stock options and restricted stock (with restricted stock counted as two awards to every one option granted). Based on this recommendation, our Governance and Compensation Committee approved the granting of stock options and restricted stock to our Named Executive Officers at the following levels: 25,000 stock options and 12,500 restricted stock units to our Chief Executive Officer and 16,500 stock options and 8,250 restrict stock units to each of our other Named Executive Officers. Assuming stockholder approval of Proposal 2 to amend our Equity Incentive Plan, these awards will be issued on June 1, 2011, the stock options will have a term of seven years and each of the stock options and the restricted stock units will vest over a three-year period. Our Committee believes that this creates a structure and pay mix that is consistent with best practices, provides grant values at competitive levels, assists in efforts to reduce our burn rate percentage to that of our peer group and helps to minimize stockholder dilution.

¡	We adopted Stock Ownership Policy for all of our Executive at the senior vice president level and above, and have enhanced them for 2011 by:

•	Increasing our Chief Executive Officer’s ownership level from 2x to 4x his annual base salary;

•	Including a one-year holding period for any stock purchased through our Associates Stock Buying Plan (the “Stock Buying Plan”);

•

Implementing retention ratios whereby 50% of the after-tax shares from exercised options and stock purchased under our Stock Buying Plan, and 75% of the after-tax shares of restricted stock, must be retained by our Executives subject to the Stock Ownership Policy until their ownership threshold is met; and

•	Implementing a requirement that the stock ownership thresholds, once met, must thereafter be maintained for the term of the Executive’s employment with the company.

¡

Beginning in 2011, in lieu of employment agreements, new Executives at the vice-president level and above (i.e., those without current severance agreements), upon termination of employment without “cause” or upon resignation for “good reason,” will be entitled to receive a multiple of their base salary, based on tenure and paid over time, plus a pro-rated bonus (if any is earned), with no aggregate payout to exceed 3x an eligible Executive’s salary plus bonus. Our new severance plan does not provide for any change-in-control payments, automatic acceleration of vesting of equity awards upon termination or tax gross-ups. In order to be eligible to receive severance benefits, the Executive must execute a release agreement, a confidentiality agreement, a two-year non-solicitation/non-hire agreement, and a non-disparagement agreement. In addition, the severance plan contains a mitigation provision, whereby severance amounts will be reduced by the amount of compensation earned or paid to such former Executive either as a result of new employment or serving as an independent consultant, so that our only continuing obligation would be to pay any shortfall over the remaining severance period. Severance benefits, if provided, are considered part of the Executives’ overall compensation packages and are deemed to be within the range of reasonable severance benefits for Executives, based upon our past practices.

II. OUR COMPENSATION PROGRAM PHILOSOPHY, OBJECTIVES AND ADMINISTRATION

The main objective of our compensation philosophy is to provide our management team with a total compensation package that is competitive and equitable, which encourages and rewards meeting pre-determined financial and operating goals.

Annually, our Committee reviews and approves compensation levels and policies, including Executives’ salaries, bonuses and equity awards. The level and mix of compensation are intended to:

•	Attract and retain highly qualified, talented and experienced Executives with relevant retail and boating experience who are enthusiastic about our mission and culture;

•	Motivate and reward Executives whose knowledge, entrepreneurial skills and performance are critical to our long-term success;

•	Provide a competitive compensation package in which a significant portion of total compensation is determined by our financial operating results;

•	Foster a shared commitment among the entire organization by aligning individual and company goals; and

•

Ensure that the interests of our Executives and stockholders are aligned by motivating our Executives to execute our short-term and long-term objectives to enhance stockholder value, and by rewarding them for meeting or exceeding these objectives.

We intend to continue our practice of compensating Executives through a program that emphasizes performance-based compensation in order to align management performance and stockholder interests. Our Governance and Compensation Committee reviewed each component of executive compensation for 2010, including salary, annual incentive awards, value of outstanding equity awards (vested and unvested), value of deferred compensation, perquisites and other benefits, and believes that the compensation was reasonable in its totality. Our Committee will continue to review total Executive compensation at least annually.

Our Governance and Compensation Committee has reviewed the potential effects of the various components of our compensation and benefits programs upon individual and collective behavior and, ultimately, upon our risk profile and our overall approach to risk management. Following a review of various components of our compensation and benefits programs, our Committee determined that the programs do not create incentives for inappropriate risk-taking by any of our associates, including Executives. A specific financial performance threshold must be met before any bonus is earned, and, this minimum threshold applies to all bonus-eligible associates, including Executives. The objective of this common target threshold is to promote teamwork, focus efforts on our performance and profitability, and provide incentives to meet and exceed individual business channel contribution plans. In this way, our Chief Executive Officer and our Committee believe that our compensation programs do not create incentives with respect to individual or collective behavior that are reasonably likely to have a material adverse effect upon either our risk profile or our overall approach to risk management. In addition, commencing in 2011, 50% of long-term incentives will be paid in the form of restricted stock, which we believe adds additional risk mitigation characteristics in that restricted shares are valuable in the event of price appreciation, but also encourage preservation of current share values.

III. ROLES AND RESPONSIBILITIES

In March 2011, our Chief Executive Officer met with our other Board members to review the performance of Executives at the vice-president level and above for the prior year. In March of this year, our Board, without the Chief Executive Officer being present, also met to review the Chief Executive Officer’s performance and to discuss his compensation package.

For our Governance and Compensation Committee’s review of our 2010 Executive compensation program, our Vice President of Human Resources gathered and provided comparable compensation data from proxy statements filed by peer companies and information contained in the annual Mercer LLC/National Retail Federation 2009 US Retail Compensation and Benefits Survey (the “Mercer/National Retail Federation Survey”). Our Chief Executive Officer and our Vice President of Human Resources then recommended ranges of base compensation and bonus percentage for our Executives to assist our Governance and Compensation Committee in evaluating the appropriate compensation elements and levels for our Executives. This information provided a point of reference for our Committee to compare and contrast the recommended salary ranges and bonus percentage for our Executives to those of the peer group, and created an overall framework for making decisions regarding total compensation and long-term incentive compensation. Accordingly, for 2010, peer group data was not used to set a specific compensation percentile for our Executives. Instead, the Committee considered this information with the Executive’s level of responsibility, experience and leadership ability, historic and anticipated future contributions by the Executive, internal equity considerations, competitive recruitment and retention issues, and other factors in approving the Executive’s level of compensation.

Our Governance and Compensation Committee does not have a formal policy or formula for allocating our Executives’ total compensation between cash and non-cash compensation or between short-term and long-term compensation. Instead, our Committee evaluates each element of compensation separately and then assesses the total against the comparative peer group data to ensure that total compensation is within the norms of the retail industry and for companies of the same relative size.

In reviewing the Executives’ compensation for 2010, our Governance and Compensation Committee considered:

•	each Executive’s then current base salary;

•

a study of proxy statement data compiled by management regarding each element of total compensation from the following retail companies: A.C. Moore Arts & Crafts, Inc.; Big 5 Sporting Goods Corp.; Buckle, Inc.; Cabela’s Incorporated; Cost Plus, Inc.; The Finish Line, Inc.; Fred’s, Inc.; Gander Mountain Company; Golfsmith International Holdings, Inc.; Gymboree Corporation; Haverty Furniture Companies, Inc.; Hibbett Sports, Inc.; Jo-Ann Stores, Inc.; O’Reilly Automotive, Inc.; The Pep Boys – Manny, Moe & Jack; Pier 1 Imports, Inc.; Sport Chalet; Tractor Supply Company; Urban Outfitters, Inc.; and Vitamin Shoppe, Inc.;

•

the base salary, annual cash compensation and total cash compensation data from the Mercer/National Retail Federation Survey, which covered 104 retail companies[1] of which 11 are in the Morningstar Industry Group – Specialty Retail index and seven are in the Hemscott Industry Group 745 – Specialty Retail, Other index (which Morningstar, Inc. discontinued producing effective 2011) that we use as peer groups for the performance graph that appears in our annual report on Form 10-K for the fiscal year ended January 1, 2011; and

•

suggestions from our Chief Executive Officer and Vice President of Human Resources as to proposed Executive pay ranges, which included base salary and annual cash and long-term incentive compensation levels for Executives, and was based on the compiled peer group data.

[1]	The retailers in the Mercer/National Retail Federation Survey are as follows: 7-Eleven, Inc., 99 Cent Only Stores, Advance Auto Parts, Inc., Anchor Blue Retail Group, Inc., Ashland, Inc.-The Valvoline Company, Aurora Health Care, Aveda Corporation, Axcess Financial, Barnes & Noble, Inc., Belk, Inc., Big Lots, Inc., Burlington Coat Factory, Carter’s Inc., Charming Shoppes, Inc., Chipotle Mexican Grill, Inc., Colonial Williamsburg Foundation, Cost Plus, Inc., Crate and Barrel Old Country Store, Inc., Deckers Outdoor Corporation, Destination Maternity Corporation, DFS, Dick’s Sporting Goods, Dollar General Corporation, Dress Barn, Inc., DSW, Inc., Exxon Mobil Corporation, FedEx Corporation, Foot Locker, Inc., GameStop, Inc., General Nutrition Centers, Inc., General Parts International, Inc., Genesco, Inc., Godiva Chocolatier, Inc., H&R Block, Inc., H.E. Butt Grocery Company, Half Price Books, Inc., Hallmark Cards, Inc., Hanesbrands, Inc., Hannaford Bros. Co., Harley-Davidson, Inc., Harris Teeter, Inc., HDS Retail North America, Helzberg’s Diamond Shops, Inc., Hennes and Mauriz, LP, Hess Corporation, Hot Topic, Inc., InMotion Entertainment, Jockey International Inc., Kiddie Kandids, Knowledge Learning Corporation, Kohl’s Corporation, L.L. Bean, Inc., Limited Brands, Inc., Lululemon Athletica, Inc., Luxottica Group S.P.A. (ADR), Macy’s, Inc., Marathon Oil Company, McDonald’s Corporation, Navy Exchange Service Command, Nike, Inc., Nordstrom, Inc., Office Depot, Oxford Industries, Inc., Papa John’s International, Inc., Party City Corporation, Payless ShoeSource, Inc., PETCO Animal Supplies, Inc., Phillips-Van Heusen Corporation, Pier 1 Import, Inc., Publix Super Markets, Inc., Rack Room Shoes, Inc., Recreational Equipment, Inc., Redcats USA, Reebok International, Inc., Rite Aid Corporation, RSC Holdings, Inc., Saks, Incorporated, Sally Beauty Holdings, Inc., Savers, Inc., Spartan Stores, Inc., Spencer Gifts, LLC, Staples, Inc., Starbucks Corporation, The Coca-Cola Company, The Gift Groupe, The Walt Disney Company, The Kroger Company, The Pantry, Inc., The Sports Authority, Inc., The TJX Companies, Inc., The Yankee Candle Company, Inc., Toys R Us, Inc., TravelCenters of America LLC, Tween Brands, Inc., ULTA Salon, Cosmetics & Fragrance, Inc., Universal Orlando, The University Book Store, Valero Energy Corporation, V. F. Corporation, Walgreen Company, Warnaco, Inc., Wendy’s International, Inc., Whole Foods Market, Inc., Zale Corporation and West Marine, Inc.

IV. ELEMENTS OF COMPENSATION

Our Executives’ compensation consists of the following components:

•	base salary;

•	annual cash incentive compensation;

•	long-term equity incentive awards; and

•	a modest perquisite in the form of paying nominal Executive life insurance premiums without tax gross-ups.

Prior to making specific decisions related to any particular element of compensation, our Governance and Compensation Committee determines which element or combinations of compensation elements (salary, bonus and/or equity) can be used most effectively to further our compensation objectives and drive performance-oriented behavior. However, all such decisions are made on a facts and circumstances basis without any prescribed relationship between the various elements of the total compensation package.

Base Salary.

Base salary is designed to provide meaningful, but appropriate, levels of compensation to our Executives. Our Committee carefully reviews the salaries of executives at peer companies to ensure that our Executives’ salaries are consistent and competitive, considering factors such as the Executive’s job scope and responsibilities, the competitive rates for similar positions as indicated by the peer group data, and the recommendations by our Chief Executive Officer and Vice President of Human Resources for each Executive’s salary range. The Committee approves the salaries of our Named Executive Officers, but delegates authority to our Chief Executive Officer to set other Executive salaries within the approved range. In approving the range, our Committee also considers whether the particular Executive is expected to make a significant contribution in the Executive’s position such that we would suffer a critical loss if the Executive left the company.

Historically, merit increases were considered annually for all associates based on achievement of individual objectives (including personal, operational and financial performance targets specific to the responsibilities of each associate), as well as achievement of total company performance, using metrics such as sales and market growth, operating margins and cost containment. After the close of each fiscal year, individual performance was measured against these goals in evaluating increases to salary levels. Given the challenging business environment which began in early 2008 and continued through 2010, along with the softening of the recreational boating market in recent years, after consultation with, and upon the recommendation of, our Executives, our Committee approved no salary increases in 2010 for all Executives, and limited salary increases of 2% per department for all non-Executive associates below the vice-president level, to be allocated to those associates viewed as high performers.

Chief Executive Officer: Geoffrey A. Eisenberg was appointed as our Chief Executive Officer in December 2007, and his employment agreement expired in December 2010. Upon his appointment, Mr. Eisenberg recommended that his base salary be set at a modest level to reflect his basic philosophy that chief executive officers’ compensation should be more heavily weighted to long-term equity, so as to provide an incentive to drive company financial performance and to moderate the differential between his base salary and the base salaries of the next highest paid Named Executive Officers. Mr. Eisenberg’s base salary has remained at $499,000 since being appointed Chief Executive Officer.

Chief Financial Officer: Thomas R. Moran joined us as our Chief Financial Officer in January 2007. Mr. Moran’s base salary has remained the same since March 2008.

Other Named Executive Officers: Bruce Edwards, our Executive Vice President of our Stores and Port Supply Divisions, and Ronald Japinga, our Executive Vice President of Merchandising, Planning and Logistics, each received an increase to their base salaries in May 2007. Their respective salaries have remained the same since May 2007.

Annual Cash Incentive Compensation (Bonus). Our Governance and Compensation Committee does not use individual objectives in approving cash incentives (i.e., bonuses) for our Executives. Rather, as noted above, since a key objective of our compensation programs is to enhance stockholder value, our Governance and Compensation Committee establishes incentive compensation to reward company-wide performance by linking cash bonus awards to a specific company financial performance target. In this way, our annual bonus program reinforces this pay-for-performance principle by aligning bonuses with broad-based financial performance. More specifically, 100% of the annual bonus compensation, if any, payable to our Executives depends on reaching pre-established company-wide financial objectives. Prior to the beginning of each year, our Executives propose key financial objectives for the year that are believed to be aggressive, but attainable, targets, and these targets are then evaluated and approved by our Governance and Compensation Committee.

Under our annual bonus program, each Executive is given a target bonus equal to a fixed percentage of base salary. The target percentage ranges from 30% to 100% of base salary, with the percentage increasing based on job responsibility. The targets generally are reviewed annually by the Committee, and like base salaries, are based on job scope and responsibilities, and position within the company.

In 2010, weight was given to the bonus percentages of peer companies, with the combination of base salaries and target bonuses compared to peer companies using the information compiled by our Vice President of Human Resources from peer company proxy statements and the Mercer/National Retail Federation Survey.

The target bonus for each Named Executive Officer was as follows:

Named Executive Officer	Target Bonus (as % of base salary)
Geoffrey A. Eisenberg	100%
Thomas R. Moran	50%
Bruce Edwards	50%
Ronald Japinga	50%

For 2010, our Chief Executive Officer and the Board thought it important to tie annual bonuses entirely to our pre-bonus, pre-tax profit (calculated as income before taxes adjusted to exclude expenses related to gain (loss) from foreign currency translation adjustments and bonus potential for all bonus-eligible store, support and distribution center associates), with the maximum bonus payout not to exceed 140% of the target bonus. Our Governance and Compensation Committee felt that bonuses for 2010 would play an important role in achieving a balance among rewarding talented individuals for achieving agreed-upon results, retaining our management team in anticipation of the company’s long-term growth prospects, and stressing pay-for-performance to protect stockholder value. Additionally, when setting the 2010 bonus plan, our Committee believed that motivating associates to achieve a company-wide goal (financial or otherwise), encouraging loyalty, and recruiting and retaining talented individuals were essential to our long-term success and viewed this structure as promoting teamwork, focusing efforts from all business channels on our performance, and providing incentive to meet and exceed individual business channel contribution plans.

The 2010 annual bonus was to be paid only if we met or exceeded our pre-bonus, pre-tax profit budget as reflected in the chart below. If the budget was met, bonus-eligible associates were to receive a bonus equal to 15% of their bonus potential. Although management and the Board believed this budgeted amount to be appropriate, given the continued softness expected for the industry and the economy in general, a stretch or target goal was set, which, if met, would pay bonus-eligible associates a bonus equal to 100% of their bonus potential. Bonus amounts earned for exceeding the budget goal were allocated based on either our profit (for support center associates) or contribution (for Stores, Port Supply and Direct sales channel associates). In this regard, for each dollar of profit realized above the budgeted operating pre-tax profit, a portion would be added to a profit bonus pool, which, in turn, was allocated based on each associate’s department bonus plan. For example, the support center bonus pool, which includes our Executives, was allocated to associates based solely on our operating pre-tax profit with each associate receiving the same percentage payout of their target bonus, while the Store, Port Supply and Direct sales bonus pools were allocated to associates based on meeting and exceeding their particular contribution plans.

The following table sets forth the range of payouts expressed as a percentage of achievement depending on the actual pre-bonus, pre-tax profit realized for fiscal 2010 (with the bonus payout capped at 140%):

Pre-Tax Profit[1]		Pre-Bonus, Pre-Tax Profit[2]	Bonus Payout
($ in Millions)			(as % of target bonus)
	Less than 3.0	Less than 4.3	0%
Budget	3.0	4.3	15%
	8.0	12.6	54%
	10.0	16.4	75%
Target	12.0	20.5	100%
	16.0	26.5	123%
	18.0 or more	29.9 or more	140%

1 Pre- tax profit is defined as income before taxes. This information is shown for comparison purposes only and is not used to establish the bonus criteria.

2 Pre-bonus, pre-tax profit is defined as income before taxes adjusted to exclude expenses related to gain from foreign currency conversion and bonus accruals for all bonus-eligible store, support center and distribution center associates.

Our performance for 2010 exceeded our target, in part due to management’s successful implementation of the 2010 operating plan and control of variable expenses. Instead of the modest budgeted profit for the year, we realized pre bonus, pre-tax profit of $22.1 million. As a result, our Executives received 106.1% of their eligible bonus payout. Other bonus-eligible associates received bonuses determined in the manner described above.

Long-Term Equity Incentive Compensation. Our Governance and Compensation Committee views long-term equity-based compensation as a critical component of the overall Executive compensation program. The principal objectives for long-term equity-based compensation are:

•	to strengthen the link among our financial performance, stockholder value and long-term incentive compensation;

•	to promote increased equity ownership by our Executives;

•	to encourage Executive retention through use of multiple-year vesting periods; and

•	to provide competitive levels of total compensation to our Executives.

In furtherance of these goals, our stockholder-approved equity compensation plan permits a variety of equity awards, and historically we have provided our Executives long-term equity incentive compensation through awards of stock options. A stock option permits the Executive to buy our common stock at a specific price during a specific period of time. If the price of our common stock rises, the options increase in value.

Our Executives and other management-level associates generally receive equity awards once each year (typically the first business day in June), and the number of shares awarded is determined by job grade. All equity awards to our Named Executive Officers are approved by our Governance and Compensation Committee. For other associates (including certain management-level associates), the Committee approves equity awards available to be granted based on the associate’s job grade, and a committee comprised of our Chief Executive Officer, Chief Financial Officer and Vice President of Human Resources is then authorized to determine the number of equity awards granted to these associates up to the number of awards pre-approved by the Governance and Compensation Committee by job grade. Our Committee sets the exercise price of each stock option it awards at the average of the high and low price on the grant date set by the Committee. Under the Committee’s formal policy for granting equity awards, regular, annual awards are granted effective as of the first business day of June, awards to newly-hired associates are granted effective as of the 10th business day of the calendar month following the associate’s date of hire, and off-cycle grants (i.e., due to promotion) are granted effective as of the third business day following the release of quarterly earnings which occurs immediately after the date the promotion occurs. The policy for granting equity awards has been designed, in part, to avoid questions of whether the timing of the grants is affected by material non-public information.

From time to time our Governance and Compensation Committee retains a consultant to advise them on whether our long-term equity compensation practices are consistent with market trends. For 2010, our Committee did not engage a consultant in connection with reviewing our equity compensation practices, but instead used the specific level of stock option awards recommended by the Compensation Venture Group (“CVG”). CVG was last engaged in 2007, and based on their review of proxy statement data from 15 specialty-retail companies1 that were of similar size to that of our company, CVG recommended stock option award levels based on position. In approving stock option awards to our Executives in 2010, our Committee determined that the Executives were performing well in a challenging environment and, therefore, the Committee awarded our Named Executive Officers the following fixed number of stock options using the specific level of awards recommended by CVG in 2007 as a baseline:

Chief Executive Officer: Mr. Eisenberg received an award of 50,000 stock options on June 1, 2010.

Chief Financial Officer: Mr. Moran received an award of 33,000 stock options on June 1, 2010.

Other Named Executive Officers: Messrs. Edwards and Japinga each received an award of stock options on June 1, 2010 for 33,000 shares.

Stock options awarded to our Chief Executive Officer in 2010 vest on the one-year anniversary of the grant date and have a term of five years, as required by the terms of his now-expired employment agreement. Stock options awarded to other Executives in 2010 vest over a three-year period, commencing on the one-year anniversary of the grant date, at a rate of 33%, 33% and 34%, respectively and have a term of five years.

[1]	The specialty-retail companies are as follows: A.C. Moore Arts & Crafts, Inc.; Big 5 Sporting Goods Corp.; Brookstone, Inc.; Buckle, Inc.; Chico’s FAS; Cost Plus, Inc.; Gymboree Corporation; Haverty Furniture Companies, Inc.; Hibbett Sports, Inc.; Pacific Sunwear of California, Inc.; Sport Chalet; The Finish Line, Inc.; Tweeter Home Entertainment Group, Inc.; Restoration Hardware; and Whitehall Jewelers, Inc.

V. STOCK OWNERSHIP GUIDELINES

To better link the interests of management and stockholders, our Governance and Compensation Committee has determined that our Executives at the senior vice president level and above should acquire and maintain a significant amount of our equity to ensure that their interests are aligned with those of our stockholders. Our Committee also has acknowledged that the acquisition of our equity should not represent a significant financial burden on these associates.

Stock ownership guidelines approved by our Governance and Compensation Committee for 2010 included the following:

•	for our Chief Executive Officer, stock with a value of 2x his base salary;

•	for Messrs. Edwards and Japinga, as Executive Vice Presidents, stock with a value of 1.5x their respective base salaries;

•	for Mr. Moran, as our Chief Financial Officer, and other senior vice presidents, stock with a value of 1x their respective base salaries; and

•	for our independent Directors, stock with a value of 3x their annual cash retainer.

VI. LIMITED PERQUISITES AND PERSONAL BENEFITS

We provide our Executives with certain perquisites and other personal benefits that our Governance and Compensation Committee believes are reasonable and consistent with our overall executive compensation program and philosophy. These benefits are provided in order to enable us to attract and retain these Executives. These perquisites and benefits provided to our Executives are reviewed by the Committee at least annually to determine if they are still reasonable and appropriate in light of all facts and circumstances, including the competitive environment.

We do not provide for any perquisites for former and/or retired Executives, such as lifetime benefits or car allowances.

In order to help protect an Executive’s family in the event of death, we provide our Executives with additional term life insurance (over the amount generally provided to other management-level associates) ranging from $500,000 for assistant vice presidents to $1,500,000 for Mr. Eisenberg. In 2011, our Governance and Compensation Committee eliminated the gross-up payment for the taxes on the income recognized as a result of the additional life insurance we provide, and we do not provide any other tax gross-ups.

Although historically we have provided to our Executives a reimbursement of up to $3,000 per year, in the aggregate, for wellness and financial planning assistance, for the last three years, due to the economic challenges and based on the recommendation of management, our Governance and Compensation Committee elected to suspend the above-referenced wellness and financial planning benefits.

Additionally, historically, on a case-by-case basis, we have paid sign-on bonuses to recruit certain Executives to our organization and have assisted certain Executives with relocations, including temporary housing allowances, transportation allowances and cost of living assistance for home purchases in the Monterey Bay area. These benefits generally are individually negotiated. In 2010, no new executives were hired and thus no sign-on bonuses were paid, or relocation costs incurred, for new Executives.

Our Executives also participate in other employee benefit plans available on a nondiscriminatory basis to other associates, including merchandise discounts, use of company-owned equipment (such as use of the company-leased sailboat, kayaks and other equipment), cash out of up to 40 hours of accrued paid time off per year, a stock purchase plan and group health, life and disability coverage. In addition to their paid time off, all store general managers, Port Supply market team managers, and support center and distribution center associates at a director-level and above, including Executives, who reach 10 years or more of service may elect to take a paid sabbatical equal to six weeks for most such associates and eight weeks for Executives. This sabbatical plan was created by our founder and Chairman of the Board, Randy Repass, to reward associates performing at a satisfactory level, subject to their managers’ approval, and to provide these associates with the opportunity to pursue business-related educational programs or other activities affording them with fresh insights and/or perspectives about improving company operations, and/or allowing them to pursue community service goals, or non-academic goals, including hobbies, family obligations, vacations, etc. Management believes that this sabbatical program provides significant value to our stockholders by allowing our associates to avoid job burn out, and return to work with a refreshed and renewed outlook on improving their individual and overall company performance. Unused sabbaticals may not be exchanged for cash.

All associates, including our Executives, are permitted to participate in our 401(k) savings plan and may contribute, on a pre-tax basis, up to 5% of annual salary (up to a salary cap of $245,000 for 2010), for which we provide a 33% matching contribution. The maximum amount we would match for any participant in the plan for 2010 was $4,043 (i.e., $245,000 x 5% = 12,250 x 33% = $4,043).

Additionally, our Executives and certain other management-level associates are offered participation in our deferred compensation plan, which permits the participants to defer the receipt of income to a future date (e.g., retirement). While we have the discretion to make matching and other contributions to the deferred compensation plan on behalf of participants, we have not made any. Additionally, in January 2011, based on the recommendation of the company’s benefits advisory board, our Governance and Compensation Committee elected to freeze plan participation and future contributions for 2011.

We do not provide any other type of retirement benefits to our Executives (i.e., there are no supplemental executive retirement plans) because they are not typical in the retail industry and in our experience they have not been considered necessary to attract, retain or motivate key executives.

VII. SEVERANCE AGREEMENTS AND ELIMINATION OF CHANGE-IN-CONTROL AGREEMENTS

In addition to the compensation elements described above, we also provide our Executives at the vice president level and above with severance arrangements, which are described in more detail under the subheading “Other Post-Employment Payments” below. Severance packages are a common characteristic of compensation for key employees in the retail industry. They are intended to provide covered Executives with a sense of security in making the commitment to dedicate their professional career to our success. Due to our size relative to other public companies, we believe that severance benefits are necessary to help us attract and retain necessary skilled and qualified Executives to continue to grow our business.

Although severance provisions were contained in the employment agreement for our Chief Executive Officer, that agreement expired in December 2010. The severance agreements for Messrs. Moran and Japinga were negotiated in arms-length discussions with our former Chief Executive Officer, with the advice and consent of our Governance and Compensation Committee. Mr. Edwards’ severance pay compensation was set by our former Chief Executive Officer, with the advice and consent of our Governance and Compensation Committee, at a time when we were going through a transition in the senior management team.

Additionally, only Mr. Eisenberg’s agreement reflected severance benefits in the event of a change in control and with the expiration of that agreement, in accordance with the policy approved by our Governance and Compensation Committee in January 2011, any new employment or severance agreements or plans will not contain change-in-control provisions.

VIII. TAX DEDUCTIBILITY

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to our Named Executive Officers unless certain requirements are met. Since stock option awards generally are designed to meet the requirements for deductibility under Section 162(m), Mr. Eisenberg is the only Named Executive Officer whose annual taxable compensation reasonably might not be fully deductible, and the non-deductible amount would be only a portion of his annual bonus payment. Given the relatively small amount of any potential loss of tax deduction, the company has not sought stockholder approval of the specific performance goals or otherwise taken all of the steps necessary to preserve the company’s tax deduction for Mr. Eisenberg’s bonus.

Governance and Compensation Committee Report on Executive Compensation

The Governance and Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with West Marine’s management, and based on the review and discussions, the Governance and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into West Marine’s annual report on Form 10-K for the fiscal year ended January 1, 2011.

March 29, 2011	Governance and Compensation Committee

Barbara L. Rambo, Chair

David McComas

Dennis F. Madsen

The Governance and Compensation Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate such reports by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

Named Executive Officers

Certain information regarding our Named Executive Officers who are not Directors is set forth below.

Thomas R. Moran, 50, was hired as our Chief Financial Officer, Senior Vice President and Assistant Secretary, effective January 8, 2007. Previously, he served as the Chief Financial Officer of the Wearguard-Crest Division of ARAMARK Corporation, ARAMARK’s work apparel and uniform division, from June 2004 until January 2007. Prior to joining ARAMARK, Mr. Moran was a Director of Finance of Limited Brands, Inc. from 2000 to 2004 and was the Director of Planning for CarMax Auto Superstores from 1995 to 2000. Mr. Moran and his wife enjoy California’s year-round boating season and exploring the sights of the Monterey Bay area.

Bruce Edwards, 48, is our Executive Vice President of Stores and Port Supply, responsible for the sales and operations of our 335 stores and wholesale divisions. Mr. Edwards joined West Marine in December 1986, and prior to his promotion in June 2007, he has held the positions of Senior Vice President of Stores, Vice President of Retail Operations, Regional Vice President, Director of Store Operations and District Manager for West Marine. Mr. Edwards has been actively involved in the marine industry for more than 20 years, and has been a life long boater, racing sailboats competitively for over 30 years.

Ronald Japinga, 48, is our Executive Vice President of Merchandising, Planning and Logistics. Prior to his promotion in June 2007, he had served as our Senior Vice President of Merchandising since February 2006. Previously, Mr. Japinga served as Vice President and Divisional Merchandise Manager of Kohl’s Department Stores from 2002 until he joined West Marine in February 2006 and was Vice President and Planning Director at Kohl’s from 2001 to 2002. Prior to joining Kohl’s, he was Vice President/General Merchandise Manager and Director of Stores and Visual Merchandising for Duty Free Shops Group Limited from 2001 to 2006 and was Vice President/Divisional Merchandise Manager for Macy’s Department Stores prior to 2001. Mr. Japinga has been an avid boater since his youth and enjoys taking his powerboat out on the weekends with his wife and children for fishing, waterskiing and basic pleasure boating.

Summary Compensation Table

The following table sets forth certain information for fiscal years 2010, 2009 and 2008 concerning the compensation for services in all capacities to West Marine and its subsidiaries earned by, awarded to, or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Geoffrey A. Eisenberg	2010	499,000	529,303	207,680	16,285	1,252,268
Chief Executive Officer	2009	499,000	598,600	93,933	16,153	1,207,686
	2008	518,192	—	860,000	28,048	1,406,240
Thomas R. Moran	2010	325,000	172,368	137,069	7,423	641,860
Chief Financial Officer	2009	325,000	227,500	61,996	13,817	628,313
	2008	332,692	—	95,712	14,327	442,731
Bruce Edwards	2010	360,000	190,931	137,069	12,441	700,441
Executive Vice President of Stores and Port Supply	2009	360,000	252,000	61,996	11,165	685,161
	2008	375,231	—	95,712	27,870	498,813
Ronald Japinga	2010	350,000	185,627	137,069	12,592	685,288
Executive Vice President of Merchandising	2009	350,000	245,000	61,996	12,144	669,140
	2008	363,462	—	95,712	12,005	471,179

(1)	Base salary typically is paid on a 26-pay period cycle, however in 2008, there were 27-pay periods.
(2)	Includes any employee contributions to our 401(k) and non-qualified deferred compensation plans.
(3)

Amounts for 2010 represent a performance bonus earned for fiscal year 2010, paid in 2011. Amounts for 2009 represent a performance bonus earned for fiscal year 2009 paid in 2010. Mr. Eisenberg contributed $100,000 of his 2009 bonus to a new fund that will assist associates in financial distress.

(4)

This column shows the aggregate grant date fair value of stock options granted in each year presented. These amounts are used to calculate accounting expense and do not necessarily represent the actual value that will be realized by the Named Executive Officers. For a description of the methodology and assumptions used to determine the amounts recognized in 2010, see Note 2 to our consolidated financial statements set forth in our annual report on Form 10-K for the fiscal year ended January 1, 2011 (the “2010 Financial Statements”).

(5)	The amounts reported as All Other Compensation for 2010 consist of the following:

	401(k) Plan Matching	Life Insurance Premiums	Payout of Accrued Paid-Time- Off
Geoffrey A. Eisenberg	$3,225	$3,464	$9,596
Thomas R. Moran	3,329	4,094	0
Bruce Edwards	3,794	1,724	6,923
Ronald Japinga	3,257	2,604	6,731

Mr. Eisenberg is entitled to receive an annual salary of $499,000, with increases possible following each annual review in accordance with company guidelines for pay increases. Mr. Eisenberg also is eligible annually to receive a bonus with a target amount equal to 100% of his annual salary. His actual bonus will depend upon whether we achieve our financial targets for 2011. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Compensation (Bonus).” Pursuant to the West Marine, Inc. Executive Officer Severance Plan effective as of March 16, 2011, Mr. Eisenberg is entitled to receive cash severance based on his weekly base salary multiplied by the applicable severance period. For more information about the Executive Officer Severance Plan, see “Compensation Discussion and Analysis—Executive Summary—Key Executive Compensation Program Enhancements for 2011.”

Messrs. Moran, Japinga and Edwards each have a termination agreement described below. For more information about these severance benefits, see “Compensation Discussion and Analysis—Severance Agreements and Elimination of Change-in-Control Agreements” above and “—Other Post-Employment Payments” below.

Grants of Plan-Based Awards in 2010

The company provides long-term incentives to our Named Executive Officers through awards under our Equity Incentive Plan. The Equity Incentive Plan provides for various forms of equity-based incentive compensation with respect to our common stock, including stock options, stock appreciation rights, stock bonuses, restricted stock awards and performance units and awards consisting of combinations of such incentives. Only stock options were awarded to the Named Executive Officers in 2010.

The following table sets forth information regarding stock options granted under our Equity Incentive Plan to our Named Executive Officers during fiscal year 2010.

Name	Grant Date	Date Approved(1)	Awards of Stock Options Under Equity Incentive Plan (#Sh)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Geoffrey A. Eisenberg	June 1, 2010	March 17, 2010	50,000	10.97	207,680
Thomas R. Moran	June 1, 2010	March 17, 2010	33,000	10.97	137,069
Bruce Edwards	June 1, 2010	March 17, 2010	33,000	10.97	137,069
Ronald Japinga	June 1, 2010	March 17, 2010	33,000	10.97	137,069

(1)

Our Governance and Compensation Committee met and approved the awards on March 17, 2010, but these awards were made effective as of June 1, 2010 with an exercise price determined as of the effective date.

(2)

Represents the grant date fair market value of the stock option grant. For a description of the methodology and assumptions used to determine the grant date fair market value, see Note 2 to the 2010 Financial Statements.

Except for the stock options granted in fiscal year 2010 to Mr. Eisenberg, which vest one year after the grant date, all stock options granted in fiscal year 2010 vest in three equal installments of 33%, 33% and 34%, respectively, of the total award, vesting on each anniversary of the grant date. The stock options are exercisable for a period of five years from the date of grant, subject to earlier termination as described below. Under his now-expired employment agreement, Mr. Eisenberg will continue to vest in any outstanding stock options granted prior to December 2010 and will be able to exercise such stock options for the balance of the remaining term of the option.

Under their respective termination agreements, upon an adverse job change, in case of Mr. Edwards, or termination without cause, in case of Mr. Japinga, each have the right for a period of 15 months to continue to exercise any stock options which were vested on the date of the job change or termination, as the case may be. Under his agreement, Mr. Moran has a right for a period of 90 days following termination to exercise any stock options which were vested on that date. See “Other Post-Employment Payments.”

West Marine made no material modifications to any outstanding equity-based awards during the last fiscal year (e.g., repricing, extension of exercise periods, change of vesting or forfeiture conditions, or change or elimination of applicable performance criteria).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding stock options held by the Named Executive Officers and outstanding as of January 1, 2011.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Geoffrey A. Eisenberg(1)	25,000 264,000 3,000 3,000 3,000 2,000 2,000 2,000 2,000	50,000(2) 25,000(3) 136,000(4)	10.9700 5.7950 6.4600 13.5900 14.6100 17.2650 26.2800 16.7466 22.0000 6.0800	June 1, 2015 June 1, 2014 January 15, 2013 May 10, 2012 May 4, 2011 May 11, 2015 May 12, 2014 May 7, 2013 May 3, 2012 May 10, 2011
Thomas R. Moran	10,890 38,518 25,000 37,500	33,000(4) 22,110(4) 19,843(4) 12,500(5)	10.9700 5.7950 4.5000 14.8800 16.7200	June 1, 2015 June 1, 2014 June 2, 2013 June 1, 2012 March 8, 2012
Bruce Edwards	10,890 38,518 40,000 22,800 32,000 19,000 19,000 15,600	33,000(4) 22,110(4) 19,843(4)	10.9700 5.7950 4.5000 14.8800 14.7000 16.5800 29.7000 16.1100 17.3030	June 1, 2015 June 1, 2014 June 2, 2013(6) June 1, 2012 June 1, 2011 June 1, 2012 February 27, 2014 March 28, 2013 February 12, 2012
Ronald Japinga	10,890 38,518 40,000 50,000	33,000(4) 22,110(4) 19,843(4)	10.9700 5.7950 4.5000 14.8800 15.1150	June 1, 2015 June 1, 2014 June 2, 2013(7) June 1, 2012 March 31, 2011

(1)	Includes stock options that were awarded to Mr. Eisenberg for his prior service as a non-employee Director.
(2)	These stock options vest 100% on the one year anniversary of the grant date.
(3)	These stock options vest in two installments of 50% on each anniversary of the grant date.
(4)

These stock options vest in three installments of 33%, 33% and 34% on each anniversary of the grant date. The stock options are exercisable for a period of five years from the date of grant, subject to earlier termination. See “Other Post-Employment Payments” for a description of earlier termination events.

(5)

These stock options vest in four equal installments on each anniversary of the grant date. The stock options are exercisable for a period of five years from the date of grant, subject to earlier termination. See “Other Post-Employment Payments” for a description of earlier termination events.

(6)	Mr. Edwards exercised 5,000 stock options and sold 4,565 underlying shares in March 2011.
(7)	Mr. Japinga exercised 2,995 stock options in March 2011 and continues to hold the underlying shares.

Option Exercises

The following table sets forth information related to the exercise of stock options during fiscal year 2010.

	Stock Options
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Geoffrey A. Eisenberg(1)	7,500	26,289
Thomas R. Moran	—	—
Bruce Edwards(2)	5,120	31,942
Ronald Japinga	—	—

(1)

Mr. Eisenberg exercised 7,500 stock options on March 22, 2010 all of which had an exercise price of $8.125 per share. Mr. Eisenberg sold all 7,500 shares for $11.6302 per share immediately subsequent to exercise.

(2)

Mr. Edwards exercised 300 stock options on March 26, 2010 with an exercise price of $4.3750 per share, which he sold for $11.5100 per share immediately subsequent to exercise. In addition, Mr. Edwards exercised 1,700 stock options on March 29, 2010 with an exercise price of $4.3750 per share, which he sold for $11.3342 per share immediately subsequent to exercise. Mr. Edwards also exercised 3,120 stock options on November 4, 2010 with an exercise price of $4.3750 per share, which he sold for $10.1346 per share immediately subsequent to exercise.

Nonqualified Deferred Compensation

The following table sets forth information regarding deferrals, earnings and distributions under the West Marine Deferred Compensation Plan for fiscal year 2010 and the deferred compensation account balance as of fiscal year end:

Name	Executive contributions in last fiscal year ($)	Registrant contributions in last fiscal year ($)	Aggregate earnings in last fiscal year ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at January 1, 2011 ($)
Geoff A. Eisenberg	—	—	—	—	—
Thomas R. Moran	—	—	—	—	—
Bruce Edwards(1)	—	—	12	13,760	113,056
Ronald Japinga	—	—	—	—	—

(1)	Mr. Edwards elected to receive an in-service payout over a five year period commencing with his initial payout on April 2010.

Prior to the 2010 year end, eligible associates were able to defer the receipt of up to 50% of base salary and up to 100% of bonus and other cash incentive compensation under our deferred compensation plan. West Marine may elect to make matching contributions or other discretionary contributions to the deferred compensation plan but has not done so to date. Amounts deferred under the plan are credited with earnings at market rates, based upon the participant’s choice of investments. The participant may elect to change an investment choice at any time. In 2010, the reference funds for the investments earned the following rates of return:

West Marine, Inc.
Deferred Compensation Plan – 2010 Annual Returns
BlackRock Money Market	0.01%
Western Asset U.S. Government	5.81%
MIST Clarion Global Real Estate	16.28%
Legg Mason Social Awareness	12.15%
T. Rowe Price Large Cap Growth	16.74%
MFS Total Return	9.87%
Janus Aspen Worldwide Growth	15.52%
Harris Oakmark International	16.67%
BlackRock Aggressive Growth	15.18%
Russell 2000 Index Portfolio	26.92%
Dreyfus Opportunistic Small Cap	31.15%
MFS MetLife Stock Index	14.62%

Amounts deferred generally may be distributed as of a particular date selected in advance by the participant, following the participant’s termination of employment or in the event the participant suffers a financial hardship, provided that, for payments made upon a participant’s termination of employment, individuals who are designated as “specified employees” under Section 409A of the Internal Revenue Code generally may not receive payments from the deferred compensation plan for at least six months following such termination from employment.

Our Governance and Compensation Committee approved the suspension of participant contributions to the deferred compensation plan beginning in 2011.

Other Post-Employment Payments

The following tables summarize the compensation and benefits each Named Executive Officer would have been entitled to receive under his employment or severance agreements and the terms of the perquisites if his employment with West Marine had terminated as of January 1, 2011. The tables do not include amounts payable under the deferred compensation plan, the 401(k) plan or the employee benefit plans in which associates are eligible to participate on a non-discriminatory basis (e.g., stock purchase plan, group health, group term life, accidental death and disability and long-term disability).

Mr. Eisenberg:

Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination	For Cause Termination	Change in Control	Death
Compensation:
Base Salary (1)	—	—	—	—	—
Short-term incentive (100% of base salary)	—	—	—	—	—
Stock option vesting	—	—	—	—	—
Restricted stock vesting	—	—	—	—	—
Benefits and Perquisites:
Post-termination health care	—	—	—	—	—
Life insurance proceeds	—	—	—	—	$1,500,000
Accrued vacation pay	$38,807	$38,807	$38,807	$38,807	38,807
Other perquisites	—	—	—	—	—
Tax gross-up	—	—	—	—	—
Total:	$38,807	$38,807	$38,807	$37,807	$1,538,807

(1) Mr. Eisenberg’s employment agreement expired in December 2010 and, therefore, as of January 1, 2011, he was not entitled to severance benefits. Information about Mr. Eisenberg’s benefits under the company’s recently-adopted severance plan follows these tables.

Mr. Moran:

Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination	For Cause Termination	Change in Control	Death
Compensation:
Base Salary (1)	—	$325,000	—	—	—
Short-term incentive (100% of base salary)	—	—	—	—	—
Stock option vesting	—	—	—	—	—
Restricted stock vesting	—	—	—	—	—
Benefits and Perquisites:
Post-termination health care	—	—	—	—	—
Life insurance proceeds	—	—	—	—	$750,000
Accrued vacation pay	$19,525	19,525	$19,525	$19,525	19,525
Other perquisites	—	—	—	—	—
Tax gross-up	—	—	—	—	—
Total:	$19,525	$344,525	$19,525	$19,525	$769,525

(1) Severance is paid in substantially equal amounts over 12 months.

Mr. Edwards:

Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination	For Cause Termination	Change in Control	Death
Compensation:
Base Salary (1)	—	$360,000	—	—	—
Short-term incentive (100% of base salary)	—	—	—	—	—
Stock option vesting	—	—	—	—	—
Restricted stock vesting	—	—	—	—	—
Benefits and Perquisites:
Post-termination health care	—	7,686	—	—	—
Life insurance proceeds	—	—	—	—	$1,000,000
Accrued vacation pay	$32,272	32,272	$32,272	$32,272	32,272
Other perquisites	—	—	—	—	—
Tax gross-up	—	—	—	—	—
Total:	$32,272	$399,958	$32,272	$32,272	$1,032,272

(1) Severance is paid in substantially equal amounts over 12 months.

Mr. Japinga:

Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination	For Cause Termination	Change in Control	Death
Compensation:
Base Salary (1)	—	$350,000	—	—	—
Short-term incentive (100% of base salary)	—	—	—	—	—
Stock option vesting	—	—	—	—	—
Restricted stock vesting	—	—	—	—	—
Benefits and Perquisites:
Post-termination health care	—	10,136	—	—	—
Life insurance proceeds	—	—	—	—	$1,000,000
Accrued vacation pay	$26,654	26,654	$26,654	$26,654	26,654
Other perquisites	—	—	—	—	—
Tax gross-up	—	—	—	—	—
Total:	$26,654	$386,790	$26,654	$26,654	$1,026,654

(1)	Severance is paid in substantially equal amounts over 12 months.

Pursuant to the West Marine, Inc. Executive Officer Severance Plan effective as of March 16, 2011, Mr. Eisenberg is entitled to receive cash severance based on his weekly base salary multiplied by the applicable severance period. Under this plan, Mr. Eisenberg will receive severance benefits in the event his employment is involuntarily terminated without cause or if he voluntarily terminates his employment for good reason. In either event, Mr. Eisenberg will be entitled to receive a severance payment equal to 78 weeks of his base salary, which represents the maximum payment available based on his employment tenure. Should Mr. Eisenberg’s termination date occur during the second half of the company’s fiscal year, Mr. Eisenberg also will be eligible to receive a pro-rata bonus, if any, for that fiscal year, payable at the time the company pays such bonuses to other Executives. Also, if his severance exceeds the limit under Section 409A of the Internal Revenue Code, then his salary continuation will be paid up to such limit with the balance paid following a six-month suspension.

Additionally, with respect to any stock options granted to him prior to December 2010, Mr. Eisenberg will have fully earned the right to retain such options, such options will become exercisable as of the date such options otherwise would have become vested (if his employment with the company had not terminated), and his right to exercise the vested stock options will extend for the remaining term of the option. He will have 90 days to exercise any vested stock options granted after December 2010.

Per the terms of his agreement, West Marine has agreed to pay Mr. Moran severance benefits in the event his employment is terminated without cause or if his employment is constructively terminated. In such event, in addition to accrued wages (such as base salary and accrued paid time off through the date of termination), he will be entitled to severance pay equal to 12 months of his base salary, payable over the 12-month period following the date of termination, and if the termination occurs during the second half of West Marine’s fiscal year, a pro-rated bonus for the year in which his employment is terminated. No severance benefits are payable if Mr. Moran’s employment is terminated voluntarily, as a result of his death or disability, or if West Marine terminates his employment for cause. Additionally, Mr. Moran’s agreement, contains a mitigation provision, whereby severance amounts will be reduced by the amount of compensation earned or paid to him either as a result of new employment or serving as an independent consultant, and health benefits also would be terminated in the event such benefits are made available by his subsequent employment. Mr. Moran will be able to continue to exercise for a period of 90 days any stock options which were vested on the date of his termination.

In September 2004, West Marine entered into an agreement with Mr. Edwards that provides Mr. Edwards with special rights if he is subjected to an adverse job change for reasons other than cause, death or disability. An adverse job change consists of a substantial reduction in Mr. Edwards’ job responsibilities, title, position or full-time employment. Under the agreement, if the adverse job change occurred in the second half of the West Marine’s fiscal year, Mr. Edwards will be entitled to a pro-rated bonus for the year that included the adverse job change. In addition, for a period of one year following an adverse job change, Mr. Edwards will be entitled to receive his base salary and group health insurance benefits, and he will be able to continue to exercise any stock options which were vested on the date of the adverse job change for a period of 15 months following the date thereof.

In February 2006, West Marine entered into an agreement with Mr. Japinga that provides Mr. Japinga with severance benefits if his employment is terminated for reasons other than cause, death or disability. Under the agreement, Mr. Japinga will receive his base salary for 12 months, and if the termination occurs in the second half of the West Marine’s fiscal year, Mr. Japinga will be entitled to a pro-rated bonus for the year in which the termination occurs. In addition, for a period of one year following such termination, Mr. Japinga will be entitled to receive group health insurance benefits for 12 months (unless he obtains alternate employment that provides for health benefits) and will be able to continue to exercise any stock options which were vested on the date of termination for a period of 15 months following the date thereof.

Director Compensation

The following table sets forth certain information for fiscal year 2010, concerning the compensation for services in all capacities to West Marine and its subsidiaries earned by, awarded to, or paid to Mr. Repass and Directors who are not employees of West Marine.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Option Awards ($)(4)	All Other Compensation ($)	Total ($)
Randolph K. Repass(1)	9,931	—	—	—	9,931
Dennis F. Madsen(2)	14,750	28,528	—	—	43,278
David McComas	33,500	24,980	—	—	58,480
Barbara L. Rambo	53,375	24,980	—	—	78,355
Alice M. Richter	41,000	24,980	—	—	65,980
Peter Roy	36,000	14,000	11,464	—	61,464
Daniel J. Sweeney, Ph.D. (3)	11,750	—	—	—	11,750
William U. Westerfield(3)	12,250	—	—	—	12,250

(1)

Mr. Repass agreed to forego his base salary of $100,000 in fiscal year 2010. This amount represents the amount paid to Mr. Repass prior to his agreement to forego his 2010 salary, of which $4,814 was donated by

Mr. Repass to a charitable organization and the balance used to cover his share of health and dental benefit contributions and taxes incurred in 2010.
(2)

Mr. Madsen was appointed to the Board effective November 8, 2010 and, in connection to his appointment, he received an award of 2,119 restricted shares on November 8, 2010 with vesting to occur on the one year anniversary of the grant date.

(3)

Messrs. Sweeney and Westerfield elected not to stand for re-election at the Annual Meeting on May 20, 2010, and these amounts, therefore, reflects a pro-rated portion of their respective annual retainer and Board meeting attendance fees.

(4)

This column shows the aggregate grant date fair value of restricted stock awards and stock options granted in 2010 to our non-employee Directors. These amounts are used to calculate accounting expense and do not necessarily represent the actual value that will be realized by our non-employee Directors. For a description of the methodology and assumptions used to determine the amounts recognized in 2010, see Note 2 to the 2010 Financial Statements.

The following table sets forth information regarding stock options and restricted stock awards held by Directors other than Geoffrey A. Eisenberg and outstanding as of January 1, 2011:

	Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Nonexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(1)
Randolph K. Repass	—	—	—	—	—	—
Dennis F. Madsen(2)	—	—	—	—	2,119	22,419
David McComas	— 3,000 2,000 2,000 2,000 2,000	—	— 17.2650 26.2800 16.7466 22.0000 6.0800	— May 11, 2015 May 12, 2014 May 7, 2013 May 3, 2012 May 10, 2011	1,546	16,357
Barbara L. Rambo	— 3,000 4,500	—	— 5.9700 5.7700	— May 20,2014 October 14, 2013	1,546	16,357
Alice M. Richter	—	—	—	—	1,546	16,357
Peter Roy	3,000 3,000 3,000 3,000 2,000 2,000 2,000	—	10.9800 5.9700 14.6100 17.2650 26.2800 16.7466 22.0000	May 20, 2015 May 20, 2014 May 4, 2011 May 11, 2015 May 12, 2014 May 7, 2013 May 3, 2012	546	5,777
Daniel J. Sweeney, Ph.D. (3)	— 2,000 2,000 2,000	—	— 26.2800 16.7466 22.0000	— May 12, 2014 May 7, 2013 May 3, 2012	—	—
William U. Westerfield(3)	— 3,000 3,000 3,000 3,000 2,000 2,000 2,000	—	— 5.9700 4.6200 13.5900 14.6100 26.2800 16.7466 22.0000	— May 20, 2014 May 21, 2013 May 10, 2012 May 4, 2011 May 12, 2014 May 7, 2013 May 3, 2012	—	—
(1)	Based on a price per share of $10.58 which was the closing share price of our common stock on the NASDAQ Global Market on December 31, 2010.
(2)

Mr. Madsen was appointed to the Board effective November 8, 2010 and, in connection to his appointment, he received an award of 2,119 restricted shares on November 8, 2010 with vesting to occur on the one year anniversary of the grant date.

(3)	Messrs. Sweeney and Westerfield will be able to exercise such stock options for the balance of the remaining term of each award.

Non-employee Directors are paid fees of:

•	$2,000 for each Board meeting attended, payable on the meeting date;

•	$16,000 as an annual cash retainer, payable quarterly; and

•

$8,000 in the form of West Marine common stock and $6,000 of restricted stock granted under the Equity Incentive Plan, payable as of each annual meeting of stockholders. The $6,000 of restricted stock vests one year after the date it is granted.

In addition, following each annual meeting of stockholders, each independent Director, if nominated for re-election and so elected by stockholders, receives a grant of, at their election, either stock options or restricted stock awards. For 2010, existing Directors elected either an option exercisable for 3,000 shares of common stock or 1,000 shares of restricted stock. Newly appointed Directors elected either an option exercisable for 4,500 shares of common stock or 1,500 shares of restricted stock awards. For 2011, pursuant to an amendment to our Equity Incentive Plan which, if approved by our stockholders at this Annual Meeting, increases the share count under the “fungible share pool design” whereby “full value” awards, such as restricted stock, will count as 2x the shares granted to every 1 stock option granted. Accordingly, if the Equity Incentive Plan, as amended and restated, is approved, the number of restricted stock to be elected by our Directors will increase from 1,000 to 1,500 for existing Directors re-elected at this Annual Meeting, and from 1,500 to 2,250 for new Directors elected or appointed thereafter. The options are granted with an exercise price equal to the fair market value of West Marine’s common stock on the grant date, and the options will become exercisable six months following the date of the award. All restricted shares vest one year after the grant date. Pursuant to our Stock Ownership Policy, once our independent Directors reach their requisite stock ownership levels, they are required to maintain such levels until such time as they resign from, determine not to stand for re-election to or are not nominated for re-election to the Board.

Ms. Richter, our Audit Committee Chair and financial expert, receives an additional annual retainer of $17,000. The remaining members of the Audit Committee, Mr. Roy and Ms. Rambo, if elected to the Board and re-appointed to the Audit Committee, each will receive an additional annual retainer of $12,000. Dr. Sweeney, who was the Chair of our Governance and Compensation Committee, did not seek re-election at the Annual Meeting, and so he received a pro-rated portion of the additional annual retainer of $15,000 through the May 19, 2010 Governance and Compensation Committee meeting. Ms. Rambo, our Governance and Compensation Committee Chair, will receive an additional annual retainer of $15,000. The remaining members of the Governance and Compensation Committee, Mr. McComas and Mr. Madsen, if elected to the Board and re-appointed to the Governance and Compensation Committee, each will receive an additional annual retainer of $9,500.

All independent Directors will continue to be reimbursed for travel and other out-of-pocket expenses incurred by them that are incidental to their service on the Board. In addition, all Directors will be reimbursed for Board continuing education course fees up to $5,000 per annum. Due to economic challenges, based on our Chief Executive Officer’s recommendation, our Governance and Compensation Committee suspended this reimbursement beginning in 2008 and continuing through 2011.

Directors who are associates of West Marine do not receive any compensation for serving on the Board.

Our Chairman of the Board, Randolph K. Repass, had a base salary in fiscal year 2010 of $100,000. However, Mr. Repass agreed to forego the remainder of his $100,000 base salary for fiscal year 2010 after having been paid $9,931. Mr. Repass donated $4,814 of this amount to Earthshare, a charitable organization supporting a healthy and sustainable environment, and the balance was used to cover his share of health and dental benefit contributions and taxes incurred in 2010. Mr. Repass has also agreed to forego his 2011 base salary of $100,000. Mr. Repass currently beneficially owns 7,281,828 shares or approximately 32.1% of our outstanding common stock. Mr. Repass has not been granted any stock options since our initial public offering in 1993 and receives no bonus.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about West Marine’s equity compensation plans as of January 1, 2011. All outstanding awards relate to West Marine’s common stock.

	(a)		(b)		(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans/arrangements approved by securityholders	3,751,801	(1)	$10.93	(1)	288,576	(2)

Equity compensation plans/arrangements not approved by securityholders	- 0 -		- 0 -		- 0 -

(1)	Pertains to stock options outstanding under the Equity Incentive Plan. Does not include 7,303 shares of restricted stock issued under the Equity Incentive Plan. Also does not include purchase rights accruing under the Stock Buying Plan as the number of shares issuable and the exercise price under that plan will not be determinable until the end of the current offering period, April 30, 2011.
(2)	Consists of shares of common stock reserved for future issuance under the Equity Incentive Plan. Does not include 675,596 shares of common stock currently reserved for issuance under the Stock Buying Plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table indicates, as to (i) each person who is known to own beneficially 5% or more of the outstanding shares of our common stock, (ii) each Director, (iii) each Named Executive Officer and (iv) all Directors and Named Executive Officers at January 1, 2011 as a group, the number of shares and percentage of common stock beneficially owned as of March 21, 2011. As of the close of business on March 21, 2011, there were outstanding 22,658,832 shares of common stock of West Marine.

	Common Stock Beneficially Owned as of March 21, 2011(1)
Beneficial Owner	Number of Shares		Percent
Randolph K. Repass	7,281,828	(2)	32.1%

Geoffrey A. Eisenberg	978,299	(3)	4.3%
Thomas R. Moran	199,361	(4)	*
Bruce Edwards	274,582	(4)	1.2%
Ronald Japinga	228,709	(4)	*

Dennis F. Madsen	2,945	(5)	*
David McComas	37,971	(5)	*
Barbara L. Rambo	14,544	(5)	*
Alice M. Richter	17,569	(5)	*
Peter Roy	53,591	(5)	*
All Directors and executive officers as a group (10 persons)	9,089,399	(6)	40.1%

Daniel J. Sweeney	6,000	(7)	*
William U. Westerfield	18,000	(7)	*

Franklin Resources, Inc.	3,533,546	(8)	15.6%

Dimensional Fund Advisors, LP	1,767,199	(9)	7.8%

Royce Associates, LLC	1,509,382	(10)	6.7%

George S. Loening	1,164,293	(11)	5.1%

*	Less than one percent.

(1)	Except as otherwise noted, each person has sole voting and investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.
(2)	The address of Mr. Repass is 500 Westridge Drive, Watsonville, California 95076-4100. Includes 254,600 shares held by Mr. Repass’ wife, 22,515 shares held by Mr. Repass’ minor son, 30,000 shares held in trust for the benefit of Mr. Repass’ grandchildren and 173,900 shares held by the Repass-Rodgers Family Foundation Inc. Mr. Repass has sole voting and dispositive power with respect to 5,138,578 shares and is deemed to have shared voting and dispositive power with respect to 254,600 shares. Mr. Repass disclaims beneficial ownership of all shares attributed to his spouse and all shares held by the Repass-Rodgers Family Foundation. The beneficial ownership reported also includes 888,650 shares held by the Randolph K. Repass 2009 Grantor Retained Annuity Trust dated July 8, 2009, and 1,000,000 shares held by the Randolph K. Repass 2010 Grantor Retained Annuity Trust dated March 23, 2010. Although Mr. Repass retains a limited pecuniary interest in the shares held by the two grantor retained annuity trusts, Mr. Repass retains sole investment control over the shares in such trusts and his brother, as co-trustee, has sole voting power over the shares.
(3)	Includes stock options exercisable within 60 days to purchase 517,000 shares. Also includes 12,000 shares held by Mr. Eisenberg’s children. Mr. Eisenberg disclaims beneficial ownership of shares attributed to his children.

(4)	Includes stock options exercisable within 60 days to purchase shares as follows: Thomas R. Moran, 199,361 shares; Bruce Edwards, 267,851; and Ronald Japinga, 211,366 shares.
(5)	Includes stock options exercisable within 60 days to purchase shares as follows: Dennis F. Madsen, 0 shares; David McComas, 11,000 shares; Barbara L. Rambo, 7,500; Alice M. Richter, 0 shares; and Peter Roy, 18,000 shares. Includes restricted stock that vest on May 20, 2011 as follows: David McComas, 1,546 shares; Barbara L. Rambo, 1,546; Alice M. Richter, 1,546 shares; and Peter Roy, 546 shares. Includes restricted stock that vest on November 8, 2011 as follows: Dennis F. Madsen, 2,119 shares.
(6)	Includes stock options exercisable within 60 days to purchase 1,232,078 shares.
(7)	Includes stock options exercisable for the balance of the remaining term of the option.
(8)	The information contained in the table and this footnote with respect to Franklin Resources, Inc. is based solely on a statement on Schedule 13G/A filed February 9, 2011 reporting beneficial ownership as of December 31, 2010 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., Franklin Templeton Investments Corp. and Franklin Advisory Services, LLC to the effect that (a) each (directly or indirectly) has dispositive and voting power over these shares to the extent disclosed therein and (b) these shares are held by investment companies or other managed accounts which are advised by subsidiaries of Franklin Resources, Inc. pursuant to investment management contracts which grant to such subsidiaries all investment and voting power over these shares. The business address for Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. is One Franklin Parkway, San Mateo, California 94403-1906. The business address for Franklin Templeton Investments Corp. is 200 King Street West, Suite 1500, Toronto, Ontario, Canada M5H 3T4 and the business address for Franklin Advisory Services, LLC is One Parker Plaza, Ninth Floor, Fort Lee, New Jersey 07024-2938.
(9)	The information contained in the table and this footnote with respect to Dimensional Fund Advisors LP is based solely on a statement on Schedule 13G/A filed February 11, 2011 reporting beneficial ownership as of December 31, 2010 by Dimensional Fund Advisors LP to the effect that (a) it has sole dispositive power over all of these shares and (b) it has sole voting power over 1,710,154 shares. The business address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(10)	The information contained in the table and this footnote with respect to Royce & Associates, LLC is based solely on a statement on Schedule 13G/A filed January 26, 2011 reporting beneficial ownership as of December 31, 2010 by Royce & Associates, LLC to the effect that it has sole dispositive and voting power over all of these shares. The business address for Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151.
(11)	The information contained in the table and this footnote with respect to George S. Loening is based solely on a statement on Schedule 13G filed February 15, 2011 reporting beneficial ownership as of December 31, 2010 by Mr. Loening, Select Equity Group, Inc. and Select Offshore Advisors, LLC to the effect that Select Equity Group has dispositive and voting power over 691,240 shares and Select Offshore Advisors has dispositive and voting power over 473,053 shares. Mr. Loening is the controlling shareholder of Select Equity Group and Select Offshore Advisors. The business address for Select Equity Group, Select Offshore Advisors and Mr. Loening is 380 Lafayette Street, Sixth Floor, New York, New York, 10003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and Directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of West Marine common stock with the Securities and Exchange Commission. Executive officers, Directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish West Marine with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports received by West Marine, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the period from January 3, 2010 to January 1, 2011, our Named Executive Officers, Directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a).

CERTAIN TRANSACTIONS

Related Party Transaction Policy

The Board recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest and may create the appearance that company decisions are based on considerations other than the best interests of the company and its stockholders. However, the Board recognizes that there are situations where the best interests of the company and its stockholders may be served even if the transaction is one with a related party. For example, this would be true if the company would be able to obtain products or services of a nature, quality or quantity on terms that are not readily available from other sources, or when the company provides products or services to related parties on an arm’s length basis and on the same kind of terms provided to unrelated third parties. As a result, the Board has delegated to the Audit Committee the responsibility to review and approve related party transactions with related parties pursuant to a written policy described below under “Related Party Transactions.” The Committee has the authority to approve a related party transaction if the Committee determines that the transaction is on terms that are in the best interest of the company and its stockholders.

Related Party Transactions

Randolph K. Repass, our founder and Chairman of the Board, is a general partner of three partnership in which he, together with certain members of his family, owns substantially all of the partnership interests. Geoffrey A. Eisenberg, our Chief Executive Officer, is a 7.5% limited partner in the two partnerships from which West Marine leases its Watsonville, California support center and its store in Santa Cruz, California. Each of these transactions was conducted at arms’ length, they have been in place for many years, and were reviewed and approved by our Audit Committee when originally entered into. The Committee nonetheless reviews these transactions annually to determine if they remain in the best interest of the company. In this regard, the Committee considered that Messrs. Repass and Eisenberg entered into renegotiations of the rental terms for the support center during 2009 prior to the expiration of the lease term. Although under no compulsion to do so, Mr. Repass acknowledged the softening real estate market conditions and agreed to a rent reduction, resulting in an aggregate savings to West Marine over the lease term, as extended, of approximately $1.3 million (net of brokerage fees).

In addition to the support center and Santa Cruz store locations, from February 2002 through March of this year, West Marine leased its store in Palo Alto, California from a trust, for which Randolph K. Repass is the trustee. The trust sold the property on March 18, 2011, and the company terminated the lease effective as of that date. West Marine also leases its store in New Bedford, Massachusetts from a corporation of which Mr. Repass’ brother is the President and his father is a member of the board of directors and a major stockholder.

Pursuant to the above leases, West Marine paid rent to Mr. Repass and such corporation and partnerships, as applicable, during fiscal years 2010, 2009 and 2008 in the aggregate amounts of approximately $1.5 million, $1.6 million and $1.9 million, respectively.

The transactions described above have been reviewed and approved by our Audit Committee in accordance with West Marine’s written Related Party Transaction Policy which provides that any transaction between West Marine and a related person (other than compensation arrangements with directors and executive officers, which, in any case, are approved by the Governance and Compensation Committee) may only be entered into when the Audit Committee, the Board of Directors or, if management determines it is not practicable to wait until the next scheduled meeting, the Chair of the Audit Committee determines that the transaction in question is in, or is not inconsistent with, the best interests of West Marine and its stockholders. If the Chair of the Audit Committee acts under the policy, the Chair must report any interim approvals at the next scheduled meeting of the Audit Committee or Board of Directors, as the case may be.

The company’s Related Party Transaction Policy is intentionally broad to ensure that all related party transactions are brought to the attention of the Audit Committee for proper evaluation. As a result, the policy has no ordinary course, dollar threshold or other de minimis exception. In 2010, management exercised an option under the Santa Cruz, California lease to extend the term five years. Management did not seek pre-approval of the lease extension, however, the Audit Committee subsequently ratified the extension after reviewing relevant market data provided by a third party engaged by the company prior to extending the lease. The third-party report indicated that the rent for the extended term was below current market rates for comparable properties. Management has undertaken training and implemented additional controls at each store that is leased from a related party to ensure future compliance with the pre-approval policy.

AMENDMENT TO OMNIBUS EQUITY INCENTIVE PLAN

(Proposal No. 2)

On March 17, 2011, upon the recommendation of the Governance and Compensation Committee, our Board adopted, subject to stockholder approval, an amended and restated version of our Equity Incentive Plan. This amended and restated version of our Equity Incentive Plan, if approved, would, among other things:

•	increase the maximum permitted life of stock option awards from five years to seven years;

•	restrict the acceleration of vesting for awards upon a change in control;

•	incorporate into the Equity Incentive Plan the company’s policy for fixing the date of grant for awards made to non-employee Directors and eligible associates;

•

provide that awards which vest solely on the basis of the passage of time (e.g., not on the basis of achievement of performance goals) generally vest over a three-year period (subject to other provisions of the Equity Incentive Plan which may permit accelerated vesting);

•

clarify that the grant price for all awards, including SARs, Affiliated SARs, Freestanding SARs and/or tandem SARs, or any combination thereof, shall be, at a minimum, equal to 100% of the fair market value of West Marine common stock on the grant date;

•

increase the share count under the “fungible share pool design” of the plan so that one share granted under a “full value” award, such as a grant of restricted stock, counts as a decrease of two shares against the shares available under the plan as opposed to a grant of a stock option, which decreases the shares available by one share for each share subject to the stock option grant;

•	increase the number of shares available under the Equity Incentive Plan by 1,900,000 shares; and

•	eliminate consultants from persons eligible to receive awards under the Equity Incentive Plan.

The Board believes that these amended provisions, including the increase in the number of shares available under the Equity Incentive Plan, are in the best interest of West Marine and its stockholders.

In order to enhance long-term stockholder value, West Marine needs to maintain competitive incentive compensation and retention programs to attract, motivate and retain associates. The Equity Incentive Plan has been, and continues to be, a key component of West Marine’s long-term associate incentive compensation and retention programs. The plan helps align the interest of West Marine’s associates with that of its stockholders by providing an incentive for associates to focus on stockholder value. Furthermore, training new associates is expensive and distracts from core operations, and the Board believes that offering equity awards is a significant factor in retaining and motivating qualified associates.

The Board believes that it is critical to West Marine’s short-term and long-term success to provide associates with meaningful opportunities to participate in the growth of West Marine and stockholder value. The Governance and Compensation Committee utilizes a consultant from time to time to ensure that West Marine’s compensation programs, including awards under the Equity Incentive Plan, remain competitive. Stockholders have previously authorized an aggregate of 8,400,000 shares of West Marine common stock for issuance under the Equity Incentive Plan, which amount includes previously issued and outstanding shares, shares that remain subject to outstanding awards and shares not yet awarded. As of March 17, 2011, only 288,576 shares remained available for awards under the Equity Incentive Plan, and approximately 8,100 of those shares already are committed to employees who recently have been promoted. Therefore, the Governance and Compensation Committee effectively has very few shares to address West Marine’s compensation needs for the next 12 months.

In addition, the Board believes that it is in the best interest of West Marine to obtain authorization for a sufficient number of additional shares so that West Marine (i) will have some certainty that the Equity Incentive Plan will have sufficient shares to continue a competitive equity incentive award program for the next three to four years, depending upon forfeitures of prior awards, and (ii) will not incur the marginal cost of seeking stockholder approval each year. Accordingly, the Board is seeking authorization of an additional 1,900,000 shares for awards under the plan.

The following table sets forth information regarding total stock options outstanding, and stock options vested, as of January 1, 2011. By comparison, the closing share price on March 21, 2011, was $10.44 per share.

	Outstanding Options			Exercisable Options
Range of Exercise Prices	Shares Outstanding	Expiration	Weighted Average Exercise Price	Exercisable Shares	Expiration	Weighted Average Exercise Price

$ 0.00 – $ 7.00	1,688,384	2011 – 2014	$5.46	881,554	2011 – 2014	$5.40

7.01 – 10.75	9,500	2014 – 2015	8.91	1,320	2014 – 2015	9.32

10.76 – 15.54	1,319,005	2011 – 2015	12.72	622,991	2011 – 2015	14.68

15.55 – 22.00	539,297	2012 – 2015	16.77	531,479	2012 – 2015	16.77

22.01 – 29.70	195,615	2014	29.51	200,740	2014	29.51

$ 0.00 – 29.70	3,751,801	2011 – 2015	$10.93	2,238,084	2011 – 2015	$12.85

For 2011, our Governance and Compensation Committee changed its past practice of granting only stock option awards under the Equity Incentive Plan, and instead granted 50% of the value of equity awards to Executives in the form of stock options and restricted stock units (the latter of which counts as a deduction of 2.0 shares against shares available for grant under the plan). Equity awards are made to a wide group of associates (in each of the last three years, the eligible group has exceeded 650 associates), not just to Executives. The Board believes that the number of options granted to associates, including Executives, has been proportional and appropriate.

The amendment to increase the number of shares available under the Equity Incentive Plan will allow West Marine to continue to use the plan as an important tool to motivate and retain West Marine’s associates, while realigning the long-term interests of West Marine’s associates with that of its stockholders. A vote in favor of the proposal will provide our associates with confidence that, with West Marine’s improved performance, they will participate in any increased value of West Marine.

Description of the Equity Incentive Plan

Set forth below is a summary of the principal features of the Equity Incentive Plan, as amended and restated. This summary is qualified in its entirety by reference to the full text of the Equity Incentive Plan, which is included in this proxy statement as Annex A. You also can obtain a printed copy can by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Purpose. The purpose of the Equity Incentive Plan is to promote the success and enhance the value of West Marine by linking the personal interests of participating associates and non-employee Directors to those of West Marine’s stockholders and by providing such associates and non-employee Directors with an opportunity to benefit from increases in stockholder value. The plan provides West Marine with the flexibility to use equity awards to motivate, attract and retain the services of the associates and non-employee Directors whose judgment, interest and special efforts will directly influence West Marine’s success.

Administration. The Equity Incentive Plan is administered by a committee appointed by the Board, which currently is the Governance and Compensation Committee. Except with respect to certain nondiscretionary awards to the non-employee Directors, the Governance and Compensation Committee has sole discretion, subject to the limitations in the plan, to determine the individuals to whom awards will be made, the amounts and types of awards to be made, and the terms, conditions and limitations applicable to each award.

Type and Number of Awards Authorized Under the Plan. The Equity Incentive Plan permits the Governance and Compensation Committee to grant awards of stock options, stock appreciation rights, restricted stock, performance units and performance shares. The Board has approved, subject to stockholder approval, an additional 1,900,000 shares of common stock to be reserved for issuance under the plan. As of March 17, 2011, the plan had 288,576 shares available for awards, so if this proposal is approved, there would be 2,188,576 shares of West Marine’s common stock available for awards under the plan (subject to adjustment for any forfeited or expired awards). In calculating the number of shares available for grant under the Equity Incentive Plan, the Governance and Compensation Committee will deduct (i) one share for each stock option that is exercised, (ii) one share for each stock appreciation right that is exercised and settled in stock (rather than the net shares delivered upon exercise of the stock appreciation right), and (iii) 2.0 shares for each restricted stock, bonus stock or other “full value” award (e.g., performance shares) that vests.

Eligibility to Receive Awards. Key associates of West Marine and its subsidiaries and non-employee Directors are eligible for awards under the Equity Incentive Plan. So-called “incentive stock options” (which carry special income tax benefits under Section 421 of the Internal Revenue Code) may be granted only to associates. This group of eligible participants consists of approximately 650 individuals. Mr. Repass is not eligible to receive awards under the Equity Incentive Plan.

Options. The Governance and Compensation Committee may issue incentive stock options or nonqualified stock options. The exercise price of the shares subject to each stock option (whether an incentive stock option or a nonqualified stock option) may not be less than 100% of the fair market value of the common stock on the date the option is granted. Under Internal Revenue Service rules, the exercise price of an incentive stock option must be at least 110% of the fair market value of the common stock if on the grant date the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of West Marine or any of its subsidiaries. Options granted under the Equity Incentive Plan are exercisable at the times and on the terms established by the Governance and Compensation Committee, except that no option may be exercised more than seven years after the date the option is granted. The Governance and Compensation Committee may accelerate the exercisability of any option. The option exercise price must be paid in full, in cash or its equivalent, at the time of exercise. The Governance and Compensation Committee also may permit payment of the option exercise price by the tender of previously acquired shares of West Marine’s stock (which have been held at least six months) or such other legal consideration which the Governance and Compensation Committee determines to be consistent with the plan’s purpose and applicable law.

Stock Appreciation Rights (SARs). The Equity Incentive Plan permits the grant of three types of SARs: Affiliated SARs, Freestanding SARs and Tandem SARs, and any combination thereof. An Affiliated SAR is one that is granted in connection with an option and under which the SAR automatically will be exercised simultaneously with the exercise of the option. A Freestanding SAR is one that is granted independently of any options. A Tandem SAR is one that is granted in connection with an option, and under which the exercise of the SAR requires a forfeiture of the right to purchase a share under the related option (and, alternatively, when a share is purchased under the option, the SAR is forfeited). The Governance and Compensation Committee has complete discretion to determine the number of SARs granted to any recipient and the terms and conditions of such SARs. However, the grant price of the SAR must be no less than 100% of the fair market value of a share of West Marine’s common stock on the date of grant, and the SAR may not be exercised more than seven years after the date the SAR is granted.

Restricted Stock or Bonus Stock Awards. The Equity Incentive Plan permits the grant of restricted stock and bonus stock awards under which recipients receive shares of common stock, and their right to retain the shares of stock vest in accordance with terms established by the Governance and Compensation Committee. The Governance and Compensation Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon the achievement of specific performance goals (company-wide, divisional and/or individual), and/or restrictions under applicable federal or state securities laws. The Governance and Compensation Committee may accelerate the time at which any restrictions lapse, and/or remove any such restrictions, and may issue shares which are immediately vested.

Director Awards. Immediately after each annual meeting, each non-employee Director, if nominated for reelection and so elected by the stockholders, will receive a nondiscretionary grant, at their election, of either (i) an option exercisable for 3,000 shares of common stock or (ii) 1,500 shares of restricted stock. However, following the first annual meeting at which a director is nominated for election and so elected by stockholders, or if a new director is appointed by the Board between annual meetings, such a director instead will receive a nondiscretionary grant of, at their election, either (i) an option exercisable for 4,500 shares of common stock or (ii) an award of 2,250 shares of restricted stock. The options will be granted with an exercise price equal to 100% of the fair market value of West Marine common stock on the grant date and will become exercisable six months following the date of the award, and may not be exercised more than seven years after the date the option is granted. All restricted stock will vest one year after the grant date.

In addition, immediately after each annual meeting, each non-employee Director, if nominated for reelection and so elected by the stockholders, will receive a nondiscretionary award of West Marine common stock valued at $8,000 and a nondiscretionary award of restricted stock valued at $6,000. The $8,000 of common stock is fully vested when awarded. The $6,000 of restricted stock will vest one year after the grant date.

All awards to the directors are subject to the plan’s overall share limitation. For more information regarding the compensation of directors, see “Director Compensation” on page 41.

Performance Unit/Share Awards. The Equity Incentive Plan permits the grant of performance unit and performance share awards which are payable to the recipient, at the discretion of the Governance and Compensation Committee, in cash, common stock, or a combination thereof, upon the attainment of certain specified performance goals. Each performance unit has an initial value that is established by the Governance and Compensation Committee at the time of its grant. Each performance share has an initial value equal to 100% the fair market value of a share of West Marine’s common stock on the date of its grant. The number and/or value of performance units/shares that will be paid out to recipients will depend upon the extent to which performance goals established by the Governance and Compensation Committee are satisfied. The Governance and Compensation Committee also may waive the achievement of any performance goals for such performance unit/share. After a performance unit/share award has vested, the recipient will be entitled to receive a payout of the number of performance units/shares earned by the recipient. Subject to the applicable award agreement, performance units/shares awarded to recipients generally will be forfeited to West Marine upon the recipient’s termination of employment prior to the payout of the performance unit or share.

Change in Control. The Equity Incentive Plan restricts the acceleration of vesting for any award granted under it in the event of a change in control unless the acceleration of vesting is conditioned upon the consummation of the change in control and either (i) the participating associate’s employment with the company is terminated or (ii) the Governance and Compensation Committee or the Board makes the determination (A) that the outstanding award will not be assumed, converted or otherwise substituted upon the consummation of the change in control or (B) that it would be in the best interests of the company to accelerate the vesting of such outstanding award.

Generally, for purposes of the plan, a change in control is defined to mean any acquisition of more than 50% of the company’s outstanding voting securities by any person or group, the election of a different slate of directors to the Board as set forth in the plan, a reorganization, merger or consolidation involving the company, a sale or other disposition of substantially all of the company’s assets, or the liquidation or dissolution of the company.

Nontransferability of Awards. Awards granted under the Equity Incentive Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, a recipient may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

Repricing. Neither the Board nor the Governance and Compensation Committee will amend the plan to permit a transaction that would have the effect of repricing a stock option or SAR without obtaining shareholder approval of such amendment. For this purpose repricing means any transaction that would have the effect of repricing a stock option or SAR under applicable financial accounting standards or, with respect to underwater stock options, the cancellation of such options in exchange for replacement options or a buyout of underwater stock options for cash.

Tax Aspects. Under current federal income tax laws, the typical tax consequences of participation in the Equity Incentive Plan are as follows: (i) A recipient of a stock option or SAR will not recognize taxable income upon the grant of the option. For SARs and options other than incentive stock options, the recipient will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be eligible for capital gain or loss treatment. (ii) Purchase of shares upon exercise of an incentive stock option generally will not result in any taxable income to the recipient, except for purposes of the alternative minimum tax. Gain or loss recognized by the recipient on a later sale or other disposition will be treated either as long-term capital gain/loss or ordinary income depending upon whether the recipient holds the shares transferred upon the exercise for a specified period (generally 12 months). (iii) Unless the recipient elects to recognize ordinary income at the time of receipt of a restricted stock award, the recipient will not recognize taxable income upon the receipt of the award, but at the time the award vests will recognize ordinary income equal to the fair market value of the shares at the time of vesting. (iv) At the discretion of the Governance and Compensation Committee, the plan allows a recipient to satisfy withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares of common stock withheld, or by delivering to West Marine shares already owned (and held at least six months), having a value equal to the amount required to be withheld. (v) West Marine will be entitled to a tax deduction in connection with an award under the plan only in an amount equal to the ordinary income realized by the recipient, and at the time the recipient recognizes such income.

The following table sets forth the number of shares of West Marine’s common stock that will be awarded to the non-employee Directors and Named Executive Officers under the Equity Incentive Plan. While additional awards will be made under the plan to the West Marine’s associates, including executive officers, it currently is impossible to determine the amounts and terms of any such awards.

PLAN BENEFITS

	West Marine, Inc.
	Amended and Restated Omnibus Equity Incentive Plan
Name of Individual or Group	Dollar Value ($) (1)	Stock Options (#)		Common Stock (#)

Geoffrey A. Eisenberg	$130,500	25,000	(2)	12,500	(2)

Thomas R. Moran	86,130	16,500	(2)	8,250	(2)

Bruce Edwards	86,130	16,500	(2)	8,250	(2)

Ronald Japinga	86,130	16,500	(2)	8,250	(2)

Named Executive Officers, as a group	388,890	74,500	(2)	37,250	(2)

All director nominees who are not executive officers, as a group (3)	70,000	15,000	(4)	6,705	(5)

(1)	Dollar value is based on the closing price of West Marine common stock on March 21, 2011, which was $10.44 per share. In accordance with Securities and Exchange Commission rules and published interpretations, no dollar value is attributed to the stock options assumed to be granted to non-employee directors for purposes of this table.
(2)	For the Named Executive Officers, our Governance and Compensation Committee has approved the award of stock options and restricted stock units shown in the table. Assuming stockholders approve the plan, the awards will be issued on June 1, 2011, the stock options will have a term of seven years and the stock options and restricted stock units will vest ratably over a three-year period.
(3)	This table assumes that each of the five incumbent non-employee Directors is reelected to the Board. These awards will be made as of the date of the Annual Meeting.
(4)	In accordance with the terms of the Equity Incentive Plan, each of the five incumbent non-employee Director nominees who are reelected to the Board will be given an opportunity to choose to receive either stock options exercisable for 3,000 shares or 1,500 shares of restricted stock. This table assumes that each such Director elects to receive stock options instead of shares of restricted stock.
(5)	Each of the five incumbent non-employee Director nominees who are reelected to the Board will receive a stock grant with a value of $14,000 as of the date of the Annual Meeting. This table assumes that the closing price of West Marine’s common stock as of the date of the Annual Meeting will be $10.44 (the closing price of West Marine common stock on March 21, 2011), so that the stock grants valued at $14,000 to each of the five non-employee Directors would represent 1,341 shares of West Marine common stock.

In addition to specifically approving the above-referenced equity awards to our Named Executive Officers, our Governance and Compensation Committee also approved ranges of awards from 250 to 12,500 stock options and from 156 to 6,250 restricted stock units, for manager-level and above positions in the company, with award levels based on position in the company. However, the actual aggregate number of awards to be granted on June 1, 2011 will depend upon the number of associates employed in each of the equity-eligible positions at that time and, therefore, cannot be accurately determined at this time.

Required Vote. The affirmative vote of a majority of shares of West Marine’s common stock present in person or by proxy at the Annual Meeting and entitled to vote is required in order to approve the proposed amendment to the Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

SELECTION OF INDEPENDENT AUDITORS

(Proposal No. 3)

The Audit Committee has selected, and approved the engagement of, Grant Thornton LLP, independent registered public accounting firm, as West Marine’s independent auditors for fiscal year 2011. Although stockholder ratification of the Audit Committee’s action in this respect is not required, the Audit Committee considers it desirable for stockholders to ratify its selection, subject to the review, oversight and discretion of the Audit Committee. If the stockholders do not ratify the selection of Grant Thornton LLP, the engagement of independent auditors will be reevaluated by the Audit Committee.

Ratification of the selection of Grant Thornton LLP shall be effective upon receiving the affirmative vote of the holders of a majority of the voting power of West Marine’s common stock present or represented by proxy and entitled to vote at the Annual Meeting.

A representative of Grant Thornton LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 4)

We are asking our stockholders to approve an advisory resolution on the compensation of our Named Executive Officers as reported in this proxy statement (commonly referred to as “Say-on-Pay”). We urge you to read the “Compensation Discussion and Analysis” beginning on page 19, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative appearing elsewhere in this proxy statement, which provide detailed information on the compensation of our Named Executive Officers.

Because compensation of our Named Executive Officers has been closely linked to company performance, our Executive compensation program has played a major role in our ability to drive financial results and attract and retain a highly experienced, successful team to manage our company. Even with the challenges we faced generally with the economic downturn these last couple of years, and particularly in the boating market, we have returned to profitability.

We believe our Executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively aligning the interests of our Named Executive Officers with those of our stockholders.

THE BOARD STRONGLY ENDORSES THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE FOLLOWING RESOLUTION:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to West Marine Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this proxy statement.”

Because your vote is advisory, it will not be binding on our Board. However, our Board and its Governance and Compensation Committee value the opinions of our stockholders and will consider voting results when making future decisions regarding our Executive compensation program.

ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

(Proposal No. 5)

Under this Proposal No. 5, we are asking stockholders to advise on whether future Say-on-Pay votes, such as Proposal No. 4 above, should occur every year, every two years or every three years. This vote also is non-binding on the Board.

After careful consideration, our Governance and Compensation Committee has recommended, and our Board has determined, that an annual advisory vote on executive compensation is the most appropriate alternative for the company at this time. In reaching its recommendation, our Board believes that an annual Say-on-Pay vote will foster more useful communications with you, our stockholders, by allowing you to provide us with more meaningful, direct and timely input on our executive compensation philosophy, policies and programs.

You may cast your vote on your preferred voting frequency by choosing the option of every year (1 YR), every two years (2 YRS), every three years (3 YRS) or abstain from voting. However, without your input every year, it would be more difficult to understand whether your vote pertains to the compensation year being discussed in the current proxy statement, or pay practices from the previous year or two. This, in turn, might make it more difficult for our Board and our Governance and Compensation Committee to understand the implications of the vote and to respond to it appropriately.

AS A RESULT, AND AS A MATTER OF GOOD CORPORATE GOVERNANCE, OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE TO HOLD SAY-ON-PAY VOTES EVERY YEAR BY CHECKING THE “1 YR” BOX.

OTHER MATTERS

As of the date of this proxy statement, management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the proxy.

ANNUAL REPORT ON FORM 10-K

We will provide upon request and without charge to each stockholder receiving this proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended January 1, 2011, including the financial statements included therein. Copies can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

STOCKHOLDER PROPOSALS

We anticipate that the 2012 Annual Meeting of Stockholders will be held in May 2012. Any stockholders who intend to present proposals at the 2012 Annual Meeting, and who wish to have such proposals included in the proxy statement for the 2012 Annual Meeting, must ensure that the Secretary of West Marine receives such proposals no later than December 1, 2011. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in our 2012 proxy materials. Proposals should be addressed to West Marine at 500 Westridge Drive, Watsonville, California 95076-4100, Attention: Secretary. Any stockholder proposals that a stockholder intends to present at the 2012 Annual Meeting, other than through the inclusion in the proxy materials, should be received at least 30 (but not more than 60) days prior to the scheduled date of the 2012 Annual Meeting. Any stockholder wishing to submit a proposal at the 2012 Annual Meeting should contact the Secretary of West Marine after March 1, 2012 to obtain the actual meeting date and proposal deadlines.

COST OF SOLICITATION

All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by West Marine.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes “forward-looking statements,” including statements concerning earnings expectations and statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. Actual results may differ materially from the preliminary expectations expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors, including those set forth in West Marine’s annual report on Form 10-K for the fiscal year ended January 1, 2011. Except as required by applicable law, we assume no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.

By Order of the Board of Directors

/s/ Pamela J. Fields

Pamela J. Fields, Esq.

Secretary

Watsonville, California

April 7, 2011

Annex A

WEST MARINE, INC.

OMNIBUS EQUITY INCENTIVE PLAN

(As amended and restated effective May 19, 2011)*

*	Subject to stockholder approval at the 2011 Annual Meeting of Stockholders.

SECTION 1

ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment of the Plan. West Marine, Inc., a Delaware corporation (the “Company”), having previously established the “West Marine, Inc. 1993 Omnibus Equity Incentive Plan,” and the “West Marine, Inc. Nonemployee Director Stock Option Plan,” and merged those plans effective as of March, 2002, which merged plan was amended and restated in its entirety effective May 21, 2008 and is hereby further amended and restated in its entirety effective May 19, 2011 (“Effective Date”) (the “Plan”). Any awards issued under any predecessor plan, together with the terms and conditions of any award agreement previously issued to any participant under any such plan, shall continue in force and effect under the terms of this Plan. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, and Other Stock-Based Awards. The Plan is effective as of the Effective Date, subject to the approval by an affirmative vote, at the next meeting of the stockholders of the Company, or any adjournment thereof, of the holders of a majority of the outstanding shares of the common stock of the Company, present in person or by proxy and entitled to vote at such meeting.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and to enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders, and by providing such Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, to achieve long-term Company objectives, and to enable, if applicable, stock-based and cash-based Awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section 15, until all Shares subject to the Plan have been purchased or acquired pursuant to the provisions of the Plan.

SECTION 2

DEFINITIONS

The following terms shall have the meanings set forth below, unless plainly required by the context:

2.1 “Affiliated SAR” means a Stock Appreciation Right that is granted in connection with a related Option, and which will be deemed to automatically be exercised simultaneous with the exercise of the related Option.

2.2 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted

Stock, Performance Units, Performance Shares or any Other Stock-Based Awards that are valued in whole or in part be reference to, or otherwise based on or related to, Shares.

2.3 “Award Agreement” means any written agreement, contract or other instrument entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan. An Award Agreement shall not require the signature of the Participant and/or the Company. The approval of an Award by the Company (in accordance with the Plan), together with notice of the Award to the Participant (which notice may be accomplished through the posting thereof on a website for the Plan), shall be sufficient evidence of the issuance to, and acceptance by, the Participant of the Award reflected in the Award Agreement, unless such Participant expressly rejects such Award Agreement in writing.

2.4 “Award Period” means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.5 “Beneficiary” means the person designated in accordance with Section 12 of the Plan.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Change in Control” means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of the Company’s Voting Securities in excess of 50% of the Company’s Voting Securities unless such acquisition has been approved in advance by the Board;

(b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date of the Plan and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date of the Plan, provided, however, that any person nominated for election by (x) a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or (y) by persons who were themselves nominated by such Board, shall for this purpose be deemed to have been nominated by a Board composed of persons described in clause (i);

(c) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the persons who were the respective beneficial owners of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(d) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the persons who were the respective beneficial owners of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity acquiring such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such sale or disposition, as the case may be; or

(e) a complete liquidation or dissolution of the Company.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific section of the Code shall include such section, any valid final or temporary regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.9 “Committee” means the governance and compensation committee of the Board or any successor committee appointed by the Board to administer the Plan with respect to grants of Awards, or any subcommittee thereof.

2.10 “Common Stock” means the common stock of the Company, par value $0.001 per Share.

2.11 “Company” means West Marine, Inc., a Delaware corporation, or any successor thereto.

2.12 “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code, and successor provisions.

2.13 “Date of Grant” means:

(a) for annual Awards to Participants who are current Employees of the Company, the first business day of June of each year; and

(b) for one-time Awards made to Participants who are newly-hired Employees, the 10th business day of the calendar month following the new Employee’s date of hire; and

(c) for one-time Awards made to existing Employee Participants who are promoted and whom the Management Committee or the Committee determines are entitled to receive an Award, the 3rd business day following the release of quarterly earnings which occurs immediately following the effective date of the promotion; and

(d) for annual Awards made to Non-Employee Directors, the close of each annual meeting of the Company’s stockholders at which the Non-Employee Director is nominated for reelection and is so elected by the stockholders; and

(e) for Awards, other than annual Awards, made to Non-Employee Directors appointed by the Board at any time prior to the next annual meeting of stockholders (e.g. an appointment to fill a vacancy on the Board), the first day of attendance by such newly-appointed Non-Employee Director at the first to occur of a Board meeting or a meeting of any of the Board’s standing committees; and

(f) for any other Awards, any date designated by the Committee as the date as of which an Award is granted, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Disability” means a permanent and total disability within the meaning of Code Section 22(e)(3).

2.16 “Employee” means any employee of the Company or of the Company's Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to a specific section or regulation of the Exchange Act shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section or regulation.

2.18 “Fair Market Value” means the average of the highest and lowest quoted selling prices for Shares on the relevant date as reflected by composite transactions on the Nasdaq National Market System, or if there were no sales on such date, the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

2.19 “Freestanding SAR” means a Stock Appreciation Right that is granted independently of any Options.

2.20 “Incentive Stock Option” or “ISO” means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.21 “Insider” shall mean an individual who, on the relevant date, is a Company Director, Company officer (within the meaning of Rule 16a-1 promulgated under the Exchange Act), or beneficial owner of 10% or more of the Shares.

2.22 “Management Committee” means a committee consisting of the Chief Executive Officer, the Chief Financial Officer and the Vice President of Human Resources, or such other Company officers that the Committee may designate from time to time, to whom the Committee has delegated authority to grant Awards to Employees not constituting Insiders, pursuant to and consistent with the terms of this Plan and applicable law.

2.23 “Non-Employee Director” shall mean a Director who is an employee of neither the Company nor any Subsidiary (within the meaning of Rule 16b-3(b) promulgated under the Exchange Act).

2.24 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.25 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.26 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.27 “Other Stock-Based Award” means a right, granted to a Participant under Section 10, that relates to or is valued by reference to Shares.

2.28 “Outstanding Common Stock” means, at any time, the issued and outstanding shares of Common Stock.

2.29 “Participant” means an Employee or Non-Employee Director who has an outstanding Award granted under the Plan.

2.30 “Performance Goals” means (i) net earnings or net income (before or after taxes), (ii) earnings per share or earnings per share growth, (iii) sales, net sales, sales growth, total revenue, or revenue growth, (iv) pre-tax or pre-bonus, pre-tax operating profit, (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), (vii) earnings before or after taxes, interest, depreciation, and/or amortization, (viii) gross or operating margins, (ix) share price or relative share price (including, but not limited to, growth measures and total shareholder return), (x) market share or change in market share, (xi) customer retention or satisfaction, (xii) working capital targets, (xiii) quantifiable, objective measures of individual performance relevant to the particular Employee’s job responsibilities, or (xiv) other objective performance goals as may be determined by the Committee; any one, or combination, of such Performance Goals may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies.

2.31 “Performance Unit” means an Award granted to a Participant pursuant to Section 9.

2.32 “Performance Share” means an Award granted to a Participant pursuant to Section 9.

2.33 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of one or more Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and/or the Shares are subject to a substantial risk of forfeiture, as provided in Section 8.

2.34 “Restricted Stock” means an Award granted to a Participant pursuant to Section 8.

2.35 “Shares” means the shares of Common Stock of the Company.

2.36 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Section 7.

2.37 “Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

2.38 “Tandem SAR” means a Stock Appreciation Right that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, a SAR shall similarly be cancelled).

2.39 “Voting Securities” means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Non-Employee Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are Non-Employee Directors.

3.2 Authority of the Committee. The Committee shall have full power, except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to determine the terms and conditions of each Award Agreement, which need not be identical for each Participant; to construe and interpret the Plan and any Award Agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Section 15 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its powers, including to the Management Committee; provided, however, that only the Committee may administer the Plan with respect to Insiders, except that the Committee may delegate its power to issue Options to Insiders so long as such Options are not exercisable for at least six (6) months after the grant of the Option Award.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries, and shall be given the maximum deference permitted by law.

3.4 Limitation of Liability. Each member of the Committee shall be entitled to rely or act in good faith upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, legal counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any Employee of the Company acting on behalf of the Committee, including, without limitation, the Management Committee or any member thereof, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any such Employee of the Company acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company, pursuant to Section 17 hereof, with respect to any such action, determination, or interpretation.

3.5. Exercisability of Awards. Subject to the provisions of Section 3.2, Section 6.5, Section 7.6, Section 8.6, Section 9.4 and Section 19, any stock-settled Award granted on or after the Effective Date that vests solely on the basis of the passage of time (e.g., not on the basis of achievement of Performance Goals) generally will vest in three equal annual installments over a three (3)-year period following the Date of Grant. This Section 3.5 shall not apply to (i) any Award that becomes vested based on the achievement of Performance Goals, (ii) Awards to Non-Employee Directors, or (iii) Awards involving an aggregate number of shares of Common Stock not exceeding 10% of the number of shares available for Awards under the first sentence of Section 4.1 as of the Effective Date.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan, including shares subject to Awards previously issued and outstanding under the Company’s 1993 Omnibus Equity Incentive Plan and Nonemployee Director Stock Option Plan, may not exceed 10,300,000 (which includes 8,400,000 Shares authorized under the Plan prior to the effective date of this amendment and restatement of the Plan). These 10,300,000 Shares may be either authorized but unissued or reacquired Shares. The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

(b) The grant of an Option shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

(c) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs).

(d) The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option.

(e) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.

(f) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

(g) Commencing with the Effective Date of this Plan, each grant of a Restricted Stock Award, Performance Share, or any other “full-value” Share-based award shall reduce the authorized Share pool by 2.0 Shares.

(h) To the extent that an Award is settled in cash rather than in Shares, the Shares reserved for such Award shall not be deducted from the authorized Share pool.

(i) To the extent Shares are withheld from any Award by the Company to pay taxes applicable to any Award, such Shares shall be deducted from the authorized Share pool.

(j) Shares tendered by a Participant to pay the exercise price of any Option or to satisfy tax-withholding obligations of any Award shall not be added to the authorized Share pool.

4.2 Lapsed Awards. If any Award granted under this Plan is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan. Without limiting the foregoing, to the extent a “full-value” share-based award such as Restricted Stock Award or Performance Award is forfeited prior to the expiration of the applicable Period of Restriction or Performance Period, the same number of Shares shall be added to the authorized share pool as were deducted when such Award first was granted.

4.3 Adjustments in Authorized Shares. Adjustments in Authorized Shares. In the event of any “equity restructuring,” as defined under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (or any successor thereto), including but not limited to a stock dividend, stock split, spin-off, rights offering, recapitalization through a nonrecurring cash dividend, Share combination, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, such adjustment shall be made in the number and/or class of Shares which may be delivered under the Plan, and in the number and/or class of and/or price of Shares subject to outstanding Awards granted under the Plan, as is necessary to equalize an Award’s value before and after an equity restructuring, and provided that the number of Shares subject to any Award shall always be a whole number. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, or other change in the corporate structure of the Company that does not constitute such an equity restructuring, the Committee may make such adjustment, if any, as it deems appropriate in the number and/or class of and/or price of Shares subject to outstanding Awards granted under the Plan.

SECTION 5

ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Persons eligible to participate in this Plan include all Employees and Non-Employee Directors of the Company and its Subsidiaries, as determined by the Committee. Notwithstanding the preceding sentence, Randolph K. Repass shall not be eligible to participate in the Plan.

5.2 Actual Participation. Subject to the provisions of the Plan (including, but not limited to, Section 11 relating to nondiscretionary awards to Non-Employee Directors), the Committee, in its sole discretion, shall select from all eligible Employees and Non-Employee Directors, those to whom Awards shall be granted, and the Committee, in its sole discretion, shall determine the nature and amount of each Award, subject to the Committee’s delegation of its powers, including to the Management Committee, as set forth in this Plan.

SECTION 6

STOCK OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Non-Employee Directors on the Date of Grant. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant, subject to the Committee’s delegation of powers, including delegation to the Management Committee, as set forth in this Plan. The Committee may grant ISOs, NQSOs, or a combination thereof.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions of exercise of the Options, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO, provided that if the Award Agreement does not so specify, the Option shall be a NQSO.

6.3 Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion, provided that:

6.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Option Price shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

6.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Option Price shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant; provided, however, that if at the time the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one-hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant.

6.4 Duration of Options. Each Option shall expire at such time as the Committee, in its sole discretion, shall determine; provided, however, that for grants made on or after the Effective Date of this Plan, no Option may be exercised after the expiration of seven (7) years from the date the Option was granted. After the Option is granted, the Committee, in its sole discretion, may extend the maximum term of such Option, provided, however, that on or after the Effective Date of this Plan, no extension shall make the Option exercisable more than seven (7) years after the date the Option was granted.

6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee, in its sole discretion, shall determine or as otherwise set forth in this Plan. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option, subject to any restrictions on acceleration as set forth elsewhere in this Plan. However, in no event may any Option granted to an Insider be exercisable until six (6) months following the date of its grant, unless the Option was awarded by a committee comprised solely of two or more Non-Employee Directors.

6.6 Payment. Options shall be exercised by the Participant's delivery of a notice of exercise to the Secretary of the Company, to the Company’s designated broker, or to another person designated by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee, in its sole discretion, determines to provide legal consideration for the Shares, and to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall transfer into the Participant's name, by book entry into Participant’s brokerage account or by causing a Share certificate(s) to be issued to Participant, the number of Shares purchased under the Option(s).

6.7 Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Certain Additional Provisions for Incentive Stock Options.

6.8.1 Exercisability. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000, or such other limitation required under Section 422(d) of the Code.

6.8.2 Termination of Employment. No Incentive Stock Option may be exercised more than three months after the effective date of the Participant's termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant's termination of employment on account of death or Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement permits later exercise.

6.8.3 Employees Only. Incentive Stock Options may be granted only to persons who are Employees at the time of grant. Non-Employee Directors shall not be eligible to receive Incentive Stock Options.

6.9 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as allowed under Section 12. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

SECTION 7

APPRECIATION RIGHTS

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee and/or a Non-Employee Director on the Date of Grant. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, and consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs. However, the grant price of any SAR, including Affiliated SARs, Freestanding SARs, Tandem Sars, or any combination thereof, shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant of the SAR. In no event shall any SAR granted to an Insider become exercisable within the first six (6) months after the date it was granted, unless the SAR was awarded by a committee comprised solely of two or more Non-Employee Directors.

7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3 Exercise of Affiliated SARs. Affiliated SARs shall be deemed to be exercised upon the exercise of the related Options. The deemed exercise of Affiliated SARs shall not necessitate a reduction in the number of related Options.

7.4 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as shall be determined by the Committee, in its sole discretion.

7.5 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided, however, that for grants made on or after the Effective Date of this Plan, no SAR may be exercised after the expiration of seven (7) years from the date the SAR was granted.

7.6 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the conditions of exercise and such other provisions as the Committee, in its sole discretion, shall determine. After a SAR is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option or extend the term of the SAR, subject to any restrictions on acceleration as set forth elsewhere in this Plan, provided, however, that on or after the Effective Date of this Plan, no extension shall make the SAR exercisable more than seven (7) years after the date the SAR was granted.

7.7 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

7.9 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under Section 12. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

SECTION 8

RESTRICTED STOCK

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant Shares of Restricted Stock to Employees and Non-Employee Directors on the Date of Grant in such amounts as the Committee, in its sole discretion, shall determine.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period (or Periods) of Restriction, the number of Restricted Stock Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. However, in no event may any Restricted Stock granted to an Insider become vested in a Participant prior to six (6) months following the date of its grant, unless the Restricted Stock was awarded by a committee comprised solely of two or more Non-Employee Directors.

8.3 Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), stop-transfer order, and/or such other restrictions under applicable Federal or state securities laws, rules and regulations thereunder or rules of the national securities exchange or system on which the Shares are listed.

8.5 Certificate Legend. The Committee may cause a legend or legends to be placed on any such Restricted Stock certificates to make appropriate reference to any restrictions that may be applicable to Shares. In addition, during any Period of Restriction, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

8.6 Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions. After the Shares are released from restrictions, the Participant shall be entitled to have the applicable legend or legends required by Section 8.5 removed from his or her Share certificate.

8.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares unless otherwise provided in the Award Agreement.

8.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held, unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

8.9 Return of Restricted Stock to Company. Subject to the applicable Award Agreement and Section 8.6, upon the earlier of (a) the Participant's termination of employment, or (b) the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and, subject to Section 4.2, again shall become available for grant under the Plan.

SECTION 9

PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1 Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to Employees and Non-Employee Directors on the Date of Grant. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, subject to the Committee’s delegation of its powers, including to the Management Committee, as set forth in this Plan. With respect to Covered Employees, Performance Units and Performance Shares are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective Performance Goals within the meaning of Section 162(m) and the regulations thereunder. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the direction of the Committee.

9.2 Maximum Individual Awards. No individual may be granted more than 750,000 Shares subject to any combination of Performance Units/Shares, Restricted Stock, Options, SARs, or Other Stock-Based Awards subject to one or more Performance Goals in any given calendar year. The maximum payout for any Covered Employee for a performance-based Award paid in cash is 300 percent of such Covered Employee’s January 1 base salary for the calendar year of the performance-based Award payment. The Share amounts in this Section 9.2 are subject to the adjustment provisions under Section 4.3. The Committee shall determine the applicable Performance Goals.

9.3 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee on the Date of Grant. Each Performance Share shall have an initial value equal to one-hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the Performance Goals must be met shall be called a “Performance Period.” Performance Periods of Awards granted to Insiders shall, in all cases, exceed six (6) months in length, unless the performance-based Awards were granted by a committee comprised solely of two or more Non-Employee Directors.

9.4 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Notwithstanding the preceding sentence, after the grant of a Performance Unit/Share, the Committee, in its sole discretion, may waive the achievement of any Performance Goals for such Performance Unit/Share.

9.5 Form and Timing of Payment of Performance Units/Shares. The settlement of any earned Performance Units/Shares shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof. Prior to the beginning of each Performance Period, Participants may, in the discretion of the Committee, elect to defer the receipt of any Performance Unit/Share payout upon such terms as the Committee shall determine.

9.6 Cancellation of Performance Units/Shares. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant’s termination of employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Company, and subject to Section 4.2, the Shares subject thereto shall again be available for grant under the Plan.

9.7 Nontransferability. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

9.8 Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to any performance-based Award granted under this Section 9 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

SECTION 10

OTHER STOCK-BASED AWARDS

10.1 Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights and Awards valued by reference to book value of Shares or the performance of specified Subsidiaries.

10.2 Terms and Conditions. The Committee shall determine the terms and conditions of such Awards, which may include Performance Goals. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

10.3 Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to any Award granted under this Section 10 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

SECTION 11

NON-EMPLOYEE DIRECTOR AWARDS

11.1 Election of NQSO or Restricted Stock. As of the close of each annual meeting of the Company’s stockholders at which a Non-Employee Director is nominated for reelection and is so elected by the stockholders, each such Non-Employee Director shall receive an automatic grant, at his or her election, of either (i) a Nonqualified Stock Option exercisable for 3,000 Shares or (ii) 1,500 Shares of Restricted Stock. In lieu of the foregoing award, as of the close of the first such annual meeting at which a Non-Employee Director is nominated for election and is so elected by the Company’s stockholders, or, the first day of attendance by a Non-Employee Director appointed by the Board at any time prior to the next annual meeting of stockholders (e.g. an appointment to fill a vacancy on the Board) at the first to occur of a Board meeting or a meeting of any of the Board’s standing committees, each such newly-elected or newly-appointed Non-Employee Director, as applicable, shall receive an automatic grant, at his or her election, of either (i) a Nonqualified Stock Option exercisable for 4,500 Shares or (ii) 2,250 Shares of Restricted Stock.

11.1.1 NQSO Features. The Option Price shall be not less than one-hundred percent (100%) of the Fair Market Value of the Shares as of the Date of Grant of the Award. The NQSO shall become exercisable six months following the date of the Award. The NQSO shall be exercisable for a period of seven (7) years from the date of the Award, provided that if the Non-Employee Director ceases to be a Director prior to the time the NQSO becomes exercisable, then the NQSO shall terminate and be forfeited on the date the Non-Employee Director ceases to be a Director.

11.1.2 Restricted Stock Features. The Restricted Stock shall become vested one (1) year following the Date of Grant, provided that if the Non-Employee Director ceases to be a Director prior to such anniversary, then the Restricted Stock shall be forfeited on the date the Non-Employee Director ceases to be a Director.

11.2 Award of Restricted Stock. As of the close of each annual meeting of the Company’s stockholders, each Non-Employee Director in office at the conclusion of such meeting shall be awarded Shares of Restricted Stock valued at $6,000 based upon the Fair Market Value of the Shares on the Date of Grant. The Restricted Stock shall become vested one (1) year following the Date of Grant, provided that if the Non-Employee Director ceases to be a Director prior to such anniversary, then the Restricted Stock shall be forfeited on the date the Non-Employee Director ceases to be a Director.

11.3 Other Stock Based Awards. As of the close of each annual meeting of the Company’s stockholders, each Non-Employee Director in office at the conclusion of such meeting shall be awarded Shares valued at $8,000 based upon the Fair Market Value of the Shares on the Date of Grant. The Non-Employee Director’s rights in the Shares shall be immediately vested, and the Non-Employee Director shall be treated as the Owner of such shares as of the Date of Grant.

11.4 Limit on Awards. All Awards made under this Section 11 are subject to the overall Share limitations set forth in Section 4.1.

SECTION 12

BENEFICIARY DESIGNATION

As provided in this Section 12, each Participant under the Plan may name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she receives any or all of such benefit and/or who may exercise any vested Award under the Plan following the Participant’s death. Each such designation shall revoke all prior designations by the same Participant and must be in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

SECTION 13

DEFERRALS

The Committee, in its sole discretion, may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee from time to time.

SECTION 14

RIGHTS OF PARTICIPANTS

14.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or any Non-Employee Director’s service with the Company, or any Subsidiary thereof, at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the

Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

14.2 Participation. No Employee or Non-Employee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award, provided that a Non-Employee Director shall be entitled to the Awards under Section 11.

SECTION 15

AMENDMENT, SUSPENSION, OR TERMINATION AND REPRICING

The Board, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that without further stockholder approval, no such alteration or amendment shall (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; provided, further, that stockholder approval is not required if such approval is not required in order to assure the Plan’s continued qualification under Rule 16b-3 promulgated under the 1934 Act. Notwithstanding anything in the Plan to the contrary, neither the Board nor the Committee shall amend the Plan, or any part thereof, to permit a transaction that would have the effect of repricing an Option or Stock Appreciation Right without obtaining shareholder approval of such amendment. For this purpose “repricing” means (i) any transaction that would have the effect of repricing an Option or Stock Appreciation Right under applicable financial accounting standards, or (ii) with respect to an Option with an exercise price equal to or greater than the Fair Market Value of the underlying stock, either the Company’s cancellation of such Option in exchange for another Award or the Company’s purchase of such Option for cash. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any material rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension, or after termination, of the Plan.

SECTION 16

WITHHOLDING

16.1 Tax Withholding. Prior to the delivery of any Shares or cash pursuant to the Plan, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any Awards.

16.2 Shares Withholding. The Committee may, in its absolute discretion, permit a Participant to satisfy such tax withholding obligation, in whole or in part, by electing to have the Company withhold Shares having a value equal to the amount required to be withheld or by delivering to the Company already-owned shares to satisfy the withholding requirement. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum Federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). The value of the Shares to be withheld or delivered will be based on their Fair Market Value on the Tax Date. Such elections will be subject to the following restrictions: (1) the election must be made on or before the Tax Date; (2) the election will be irrevocable; and (3) the election will be subject to the disapproval of the Committee.

16.3 No Tax Gross-Ups. In no event will the Company pay, reimburse or provide any “gross-up” payment to, the Participant for taxes on the income recognized as a result of the grant, vesting, exercise or sale of any Award.

SECTION 17

INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, or who had been delegated a duty by them under the Plan including, without limitation, the Management Committee, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act, which such person took or failed to take, in good faith, in carrying out his or her duties under the Plan or any Award Agreement, and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 18

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

SECTION 19

CHANGE IN CONTROL RESTRICTIONS

Notwithstanding anything to the contrary contained in this Plan, in no event may the Committee accelerate the exercisability of any Award in the event of a Change in Control unless such vesting is conditioned on the consummation of such Change in Control and either (i) the Participant’s employment with the Company is terminated, or (ii) the Committee or the Board determines that (A) such outstanding Awards will not be assumed, converted and/or substituted, or (B) it is in the best interests of the Company to vest such outstanding Awards.

SECTION 20

LEGAL CONSTRUCTION

20.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

20.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or systems as may be required.

20.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20.5 Governing Law. The Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law.

20.6 Captions. Captions are provided herein for convenience only, and are not to serve as a basis for interpretation or construction of the Plan.

Annex B

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Pacific Time, on May 18, 2011.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/WMAR • Follow the steps outlined on the secured website.

Vote by telephone

  •  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4 and
1 YR for Proposal 5.

1. To elect seven directors:	For	Withhold		For	Withhold		For	Withhold

01 - Randolph K. Repass	☐	☐	02 - Geoffrey A. Eisenberg	☐	☐	03 - Dennis F. Madsen	☐	☐

04 - David McComas	☐	☐	05 - Barbara L. Rambo	☐	☐	06 - Alice M. Richter	☐	☐

07 - Peter Roy	☐	☐

		For	Against	Abstain				For	Against	Abstain
2.	To amend the West Marine, Inc. Omnibus Equity Incentive Plan.	☐	☐	☐	3.	To ratify the selection of Grant Thornton LLP, independent registered public accounting firm, as the independent auditors for the fiscal year ending December 31, 2011.		☐	☐	☐
							1 Yr	2 Yrs	3 Yrs	Abstain

4.	To approve, on an advisory basis, the compensation of the company’s named executive officers.	☐	☐	☐	5.	An advisory vote on the frequency of stockholder advisory votes on named executive officer compensation.	☐	☐	☐	☐

6.	To transact such other business as may properly come before the Annual Meeting.

B	Authorized Signatures — This section must be completed for your instructions to be executed. — Date and Sign Below

The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — West Marine, Inc.

PROXY FOR 2011 ANNUAL MEETING OF STOCKHOLDERS — MAY 19, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Randolph K. Repass and Geoffrey A. Eisenberg, or either of them, each with power of substitution, as proxies of the undersigned, to attend the 2011 Annual Meeting of Stockholders of WEST MARINE, INC. to be held at the company’s office located at 500 Westridge Drive, Watsonville, California, on May 19, 2011, at 10:30 a.m., Pacific Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the matters set forth on the reverse side, and upon such other business as may properly come before such meeting and any adjournment or postponement thereof.

This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of each of the seven director nominees listed on the reverse side, FOR the proposed amendment to the West Marine, Inc. Omnibus Equity Incentive Plan, FOR ratification of the selection of Grant Thornton LLP as the independent auditors for the fiscal year ending December 31, 2011, FOR the approval of named executive officer compensation, a 1 YR frequency for an advisory stockholder vote on named executive officer compensation, and, in the discretion of the proxy holder(s), on any matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

(Continued and to be voted on reverse side.)

C	Non-Voting Items

Change of Address — Please print new address below.